AS FILED WITH THE SECURITIES AND EXCHANGE  COMMISSION ON  NOVEMBER  5, 2001
                                                     REGISTRATION NO. 333-56848

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          PRE-EFFECTIVE AMENDMENT NO. 3

                          -----------------------------
                       PRE-SETTLEMENT FUNDING CORPORATION
        (Exact name of small business issuer as specified in its charter)

           Delaware                           _________                        54-1965220
(State or other jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer Identification No.)
incorporation or organization)       Classification Code Number)

                   -------------------------------------------
                      927 South Walter Reed Drive, Suite 5
                            Arlington, Virginia 22204
                                 (703) 892-4123
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                   -------------------------------------------
                                   Darryl Reed
                       President & Chief Executive Officer
                      927 South Walter Reed Drive, Suite 5
                            Arlington, Virginia 22204
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                   ------------------------------------------
                                   Copies to:
                             David C. Mahaffey, Esq.
                            Sullivan & Worcester LLP
                          1025 Connecticut Avenue, N.W.
                                Washington, D.C.
                                 (202) 775-8190
                    -----------------------------------------

         Approximate date of proposed sale to public:

         As soon as practicable after this registration statement becomes effective.

         ------------------------------------------

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective Registration Statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         ---------------------------

                                                  CALCULATION OF REGISTRATION FEE

        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------
        Title of each class of       Amount to be          Proposed maximum       Proposed maximum           Amount of
           securities to be            registered         offering price per     aggregate offering       registration fee
              registered               ----------              unit (1)              price (1)             ----------------
              ----------                                       ----                  -----
        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------
        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------
             Common Stock,              750,000                  $1.00                $750,000                $187.50
           $0.001 par value

        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------
        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------
         Common stock, $0.001           498,000                  $1.00                $498,000                $124.50
               par value
        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------
        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------
         Common stock, $0.001          2,920,000                 $1.00               $2,920,000               $730.00
          par value, issuable
           upon exercise of
          options to purchase
                shares
        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------
        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------
         Common stock, $0.001           600,000                  $1.75               $1,050,000               $262.50
          par value, issuable
           upon exercise of
          options to purchase
                shares
        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------
        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------
         Common stock, $0.001          1,000,000                 $2.00               $2,000,000               $500.00
          par value, issuable
           upon exercise of
          options to purchase
                shares
        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------
        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------
         Common stock, $0.001            10,000                  $1.00                 $10,000                 $2.50
          par value, issuable
           upon exercise of
        underwriter's warrants
        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------
        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------
        Total Registration Fee                                                                              $1,807.00(2)
        ------------------------ ----------------------- ---------------------- ---------------------- -----------------------

      (1)  Estimated solely for the purpose of determining the registration fee.

      (2)  Fee of $1,988.25 previously paid.

         -----------------

                  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
         Section 8(a), may determine.

         The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                   PROSPECTUS


                     Subject to Completion, November __, 2001


                       PRE-SETTLEMENT FUNDING CORPORATION

                         750,000 Shares of Common Stock
         The Offering:

o 750,000 of the shares of common stock to be registered are being offered to the public at an offering price of $1.00 per share for a total maximum offering price of $750,000. Pre-Settlement Funding Corporation is a start-up company formed to advance cash to plaintiffs in pending personal injury cases. This is our initial public offering, and no public market currently exists for our shares. The offering price has been arbitrarily determined by the company and may not reflect the market price of our shares following completion of the offering. The proceeds from the sales of these shares will be used to develop our operations.


              The offering will begin on the date of this Prospectus and continue until the company has sold all of the shares offered hereby or such earlier date as the company may close or terminate the offering, no later than January 31, 2001. The offering period will not be extended past January 31, 2001. A minimum of 200,000 shares totaling $200,000 must be sold to release funds from escrow. The subscriber's funds will be promptly returned with interest paid by Pre-Settlement Funding Corporation if the minimum is not achieved by the escrow date of December 31, 2001. No plans for exchange listing have been made. The shares are offered by a single underwriter, Three Arrows Capital Corp., on a best efforts basis only, which means that no underwriters have promised to buy any or all of the shares.


              ------------------------------ ------------------ --------------------------------- --------------------------
                                             Offering Price     Underwriting  Commissions         Proceeds to
                                             --------------     -------------------------         ------------
                                                                                                  Pre-Settlement Funding
              ------------------------------ ------------------ --------------------------------- --------------------------
              ------------------------------ ------------------ --------------------------------- --------------------------
              Per Share                      $1.00              $0.03                             $0.97
              ------------------------------ ------------------ --------------------------------- --------------------------
              ------------------------------ ------------------ --------------------------------- --------------------------
              Total Minimum (escrow)         $200,000           $6,000                            $194,000 (1) (2)
              ------------------------------ ------------------ --------------------------------- --------------------------
              ------------------------------ ------------------ --------------------------------- --------------------------
              Total Maximum                  $750,000           $22,500                           $727,500 (1) (2)
              ------------------------------ ------------------ --------------------------------- --------------------------

     (1) Three Arrows Capital Corp. has also received warrants to purchase 10,000 shares (the "Underwriter's Warrant Shares") at the offering price. See "Plan of Distribution."

     (2) Before deduction of offering expenses previously paid by the company of $110,348 and a due diligence and consulting fee paid to Three Arrows Capital Corp. of $2,500.


o This Prospectus also relates to the offer and sale from time to time by certain persons (the "Selling Shareholders") of 5,018,000 shares of common stock including 4,520,000 shares underlying certain presently outstanding options (the "Option Shares") and an additional 498,000 shares of outstanding common stock (the "Outstanding Shares," and collectively with the Option Shares, the "Selling Shareholder Shares"). This Prospectus also relates to the offer and sale from time to time of 10,000 Underwriter's
     Warrant Shares. The Selling Shareholder Shares and the Underwriter's Warrant Shares are not part of the underwritten offering. Only 359,000 of the Outstanding Shares may be sold for a period of 180 days following the date of this Prospectus. Pre-Settlement Funding Corporation will not receive any proceeds from the sale of the Outstanding Shares. If, and when, the Selling Shareholders exercise their options to purchase, the Option Shares may be resold to the public using this Prospectus. If, and when, Three Arrows Capital Corp. exercises its warrants to purchase, the Underwriter's Warrant Shares may be also resold to the public using this Prospectus. Pre-Settlement Funding will not receive any of the proceeds from the re-sale of the Option Shares or the Underwriter's Warrant Shares. We will, however, receive $5,570,000 if all of the options are exercised and $10,000 if all of the warrants are exercised.

         A total of 5,778,000 shares of our common stock are being registered.




         Your Investment In Our Common Stock Involves A High Degree Of Risk. Before Investing In Our Common Stock, You Should Consider Carefully The Risks Described Under "Risk Factors" Beginning On Page 10.


         -----------------
         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is November __, 2001
                                                =======

                                TABLE OF CONTENTS

                                                                           Page

PROSPECTUS SUMMARY.............................................................7
RISK FACTORS..................................................................10
USE OF PROCEEDS...............................................................17
DETERMINATION OF OFFERING PRICE...............................................19
DILUTION......................................................................19
DIVIDENDS.....................................................................21
CAPITALIZATION................................................................21
MARKET FOR SECURITIES.........................................................22
SELLING SHAREHOLDERS..........................................................24
BUSINESS......................................................................27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS...................................................................35
MANAGEMENT...................................................................40
RELATED PARTY TRANSACTIONS...................................................43
PRINCIPAL STOCKHOLDERS.......................................................45
DESCRIPTION OF SECURITIES....................................................46
ADDITIONAL INFORMATION.......................................................48
FINANCIAL STATEMENTS........................................................F-1



                                                         PROSPECTUS SUMMARY
        Pre-Settlement Funding                                      Pre-Settlement Funding Corporation (which we refer to as
                                                                    "Pre-Settlement Funding," "we" or "us") is a development
                                                                    stage company with limited operations formed to advance
                                                                    cash to plaintiffs in pending personal injury cases.  In
                                                                    exchange for a cash advance, which generally will not
                                                                    exceed 10 percent of the expected award, plaintiffs will
                                                                    pay Pre-Settlement Funding a negotiated percentage of
                                                                    the potential settlement or judgment.  Pre-Settlement
                                                                    Funding is not a lender.  Pre-Settlement Funding is paid
                                                                    only if the customer receives a monetary settlement or
                                                                    judgment that exceeds the plaintiff's legal expenses.


                                                                    Pre-Settlement
                                                                    Funding  was
                                                                    incorporated
                                                                    on   October
                                                                    14,     1999
                                                                    under    the
                                                                    laws      of
                                                                    Delaware.
                                                                    Our
                                                                    executive
                                                                    offices  are
                                                                    located   at
                                                                    927    South
                                                                    Walter  Reed
                                                                    Drive, Suite
                                                                    5,
                                                                    Arlington,
                                                                    Virginia
                                                                    22204,   and
                                                                    our
                                                                    telephone
                                                                    number    is
                                                                    (703)
                                                                    892-4123.

        The Offering                                                750,000 shares of common stock of the company are being
                                                                    offered to the public at $1.00 per share for a total
                                                                    maximum offering price of $750,000.  The shares are
                                                                    being offered by a single underwriter, Three Arrows
                                                                    Capital Corporation ("Three Arrows Capital" or the
                                                                    "Underwriter").  Pre-Settlement Funding is offering a
                                                                    minimum of 200,000 shares to break escrow and a maximum
                                                                    of 750,000 shares.  Interest will be paid if
                                                                    Pre-Settlement Funding returns funds because we do not
                                                                    receive offers to purchase at least 200,000 shares.  We
                                                                    intend to continue the sale of shares past escrow until
                                                                    all of the shares have been sold and within a period not
                                                                    later than one year from this offering.  In addition, we
                                                                    are registering 5,018,000 Selling Shareholder Shares,
                                                                    including (1) 498,000 Outstanding Shares and (2)
                                                                    4,520,000 Option Shares which include 1,500,000 shares
                                                                    issuable upon the exercise of certain options held by
                                                                    Typhoon Capital Consultants, LLC ("Typhoon Capital")
                                                                    pursuant to a consultant agreement.  We are also
                                                                    registering 10,000 shares ("Underwriter's Warrant
                                                                    Shares") underlying 10,000 warrants issued to the
                                                                    Underwriter ("Underwriter's Warrants").  See "Selling
                                                                    Shareholders" and "Related Party Transactions."

        Shares Outstanding                                          We      have
                                                                    5,368,000
                                                                    shares    of
                                                                    common stock
                                                                    outstanding
                                                                    prior     to
                                                                    this
                                                                    offering,
                                                                    not
                                                                    including
                                                                    the  750,000
                                                                    shares which
                                                                    may be  sold
                                                                    pursuant  to
                                                                    this
                                                                    offering, or
                                                                    the   shares
                                                                    underlying
                                                                    the
                                                                    4,530,000
                                                                    outstanding
                                                                    options.

        Use  of  Proceeds
                                                                    We intend to
                                                                    use      the
                                                                    proceeds  of
                                                                    this
                                                                    offering for
                                                                    the purposes
                                                                    and  in  the
                                                                    order    set
                                                                    forth     as
                                                                    follows:

                                                                    o cash  advances to
                                                                      qualified customers

                                                                    o advertising

                                                                    o salaries and benefits

                                                                    o other corporate purposes

        Risk Factors                                                The securities we offer by this Prospectus involve a
                                                                    high degree of risk.  You should purchase them only if
                                                                    you can afford to lose the total amount of your
                                                                    purchase.  If you are considering a purchase of these
                                                                    shares, you should carefully evaluate the risk factors
                                                                    following this Summary and all of the other information
                                                                    in this Prospectus, including the financial statements.

        Forward-Looking Statements                                  This Prospectus contains forward-looking statements that
                                                                    address, among other things, our business strategy, use
                                                                    of proceeds, projected capital expenditures, liquidity,
                                                                    and our development of additional revenue sources.  The
                                                                    forward-looking statements are based on our current
                                                                    expectations with respect to the information currently
                                                                    available to us and are subject to risks, uncertainties
                                                                    and assumptions. Our actual results may differ
                                                                    materially from the results anticipated in these
                                                                    forward-looking statements, due to various factors.


        Notice to New Jersey Investors                              Offers and sales in this offering in New Jersey may only
        ==============================                              ========================================================
                                                                    be made to accredited investors as defined in Rule
                                                                    ==================================================
                                                                    501(a) of Regulation D under the Securities Act of
                                                                    ==================================================
                                                                    1933.  Under Rule 501(a), to be an accredited investor
                                                                    ======================================================
                                                                    an individual must have (i) a net worth or joint net
                                                                    ====================================================
                                                                    worth with the individual's spouse of more than
                                                                    ===============================================
                                                                    $1,000,000 or (ii) income of more than $200,000 in each
                                                                    =======================================================
                                                                    of the two most recent years or joint income with the
                                                                    =====================================================
                                                                    individual's spouse of more than $300,000 in each of
                                                                    ====================================================
                                                                    those years and a reasonable expectation of reaching
                                                                    ====================================================
                                                                    then same income level in the current year.  Other
                                                                    ==================================================
                                                                    standards apply to investors who are not individuals.
                                                                    =====================================================
                                                                    There will be no secondary sales of the securities to
                                                                    =====================================================
                                                                    persons who are not accredited investors in New Jersey
                                                                    ======================================================
                                                                    by the underwriters and selected dealers.
                                                                    =========================================


                                  RISK FACTORS

                  An investment in our common stock involves a high degree of risk. You should purchase them only if you can afford to lose the total amount of your purchase. Before deciding whether to invest, you should read and consider carefully the following risk factors as well as the other information in this Prospectus, including the financial statements, before you decide to buy our common stock. This Prospectus also contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Prospectus.

                  RISKS RELATED TO OUR OPERATING HISTORY

                  We Are a Development Stage Company with a Limited Operating History and Therefore the Success of Our Business Is Extremely Difficult to Evaluate.

                  We were incorporated on October 14, 1999, and we have conducted only limited operations. Accordingly, we have a limited operating history. We are subject to all risks inherent in a developing business enterprise. A lack of operating history makes it difficult for our target audience to evaluate the services provided. The likelihood of our success must be considered in light of the problems, expenses and difficulties frequently encountered by a new business in general such as the ability to build awareness of our business and those specific to the partial purchase of claims prior to settlement, including unfavorable settlements and competition by other companies offering the same services.

                  We Have a History of Net Operating Losses and If These Losses Continue Beyond the Short Term Our Operations Will Be in Jeopardy.


                  We currently have net losses and expect to continue to incur operating losses for at least one year since we have generated little revenue and we expect to spend significant amounts of money on cash advances to qualified plaintiffs, advertising, employee recruiting, and other operating costs. It is possible that our revenues may never exceed expenses. If operating losses continue beyond the short term, our operations will be in jeopardy.


                  Our Independent Auditors Have Concluded that Our History of Net Operating Losses Raises Substantial Doubt About Our Ability to Continue As a Going Concern.


                  During the year ended December 31, 2000, Pre-Settlement Funding had a net working capital deficiency of $107,025 and a negative cash flow of $100,502. Pre-Settlement Funding sustained a net operating loss of $157,734 and its accumulated deficit was $159,025. Pre-Settlement Funding's accumulated deficit as of June 30, 2001 was $397,975. Pre-Settlement Funding's independent auditors have included an explanatory paragraph in their report on Pre-Settlement Funding's financial statement for the period ended December 31, 2000 stating that the fact that Pre-Settlement Funding has incurred net losses since its inception raises substantial doubt about Pre-Settlement Funding's ability to continue as a going concern.


                  If We Are Not Be Able to Obtain Additional Financing, If Needed, We Will Be Unable To Develop and Implement Our Business Plan and Our Operations Will Be Limited.

                  Even after receiving the proceeds of this offering, we may not have sufficient capital resources to develop and implement our business plan. Therefore, our ultimate success may depend upon our ability to raise additional capital. We have not investigated the current availability, sources or terms of acquiring additional capital, and the Board of Directors will not in all likelihood do so until it has determined a need for such additional capital. If additional capital is needed, there is no assurance that such capital will be available from any source or, if available, will be made or proposed on terms which are acceptable to us. If such capital is not available, it will be necessary for us to limit our operations to those that can be financed with existing financial resources.

                  RISKS RELATED TO OUR BUSINESS

                  If Our Claim Evaluation Process Is Not Accurate Our Revenues Will Be Adversely Affected.

                  Our future success is dependent on our ability to evaluate accurately the strength, value and timing of our customers' claims. To the extent claims do not settle, settle for less than the amount we have advanced, or settle later than we anticipated, our revenues will be adversely affected.


                  Although Pre-Settlement Funding will follow thorough procedures in evaluating cases, the time it takes a case to settle (if at all) will vary by customer and could extend for periods of twelve months or more. There can be no assurance that such results will not cause significant fluctuations in Pre-Settlement Funding's operating results in the future. Pre-Settlement Funding's operating results could vary from period to period as a result of this fluctuation in the length of time until a case settles (if at all).


                  We May Not Generate Sufficient Revenues To Reach Profitability if Our Client Base Remains Underdeveloped.

                  We expect to derive substantially all of our revenues from the payments received through the purchase of portions of settlement claims. We do not have a customer base due to the early stage of our development. If we cannot build a wide customer base of plaintiffs who ultimately have favorable settlements, we may not generate sufficient revenues to reach profitability.

     If We Do  Not  Attract  New  Customers  Our  Business  Could  Be  Adversely
Affected.

                  Our relationships with customers are generally single occurrence transactions. It is unlikely that many of our customers will do business with us again. We cannot be sure that any of our customers will refer new customers to us. A lack of new customers would have a material adverse effect on our business, financial condition and results of operations.

                  Potential Legal Uncertainties Are Inherent in Our Business and Could Prevent Us From Continuing to Offer Our Services in Our Current Markets or From Expanding Our Business.

                  To date, we are unaware of governmental regulations in this region that would materially restrict the use of our services. However, the legal and regulatory environment that pertains to the advancement of settlement proceeds may change. New regulations could prevent us from offering our services in our current markets. In addition, existing regulations in other markets that we might consider in the future could prevent us from expanding our business.

                  Both the Bar of the Commonwealth of Virginia and the State Bar of Maryland currently view it to be unethical for a lawyer to provide financial assistance to his or her clients (other than to make advances for court fees, etc.) under most circumstances. Although Pre-Settlement Funding is unaware of any rules regarding financing by non-lawyer third parties such as itself, jurisdictions such as Virginia or Maryland could prohibit this practice in view of their position on the practice of litigation funding by members of its bar.

                  Alternatively,   a  court   could  find  that   Pre-Settlement
         Funding's business violates the common law prohibition against "maintenance" and "champerty" which are doctrines relating to the unlawful upholding of a lawsuit of a stranger, including an agreement to divide the proceeds of a suit.

                  Further, interpretations of existing laws, regulations and ethical rules affecting the legal industry could adversely affect our ability to offer our services. For example, although we do not intend to extend loans to our clients, it is conceivable that a client may subsequently claim that our contract constituted a "loan," that our return on investment was usurious "interest," and that a court may possibly agree with such a re-characterization. Each state may have varying statutory ceilings on the amount of interest one can charge that state's residents. A decision by a state's court that our contract constitutes a "loan" could substantially reduce our return on that contract and impair our ability to provide our services to other customers in that jurisdiction.

                  We Will Depend on Key Personnel to Control Our Operations and Our Business May Suffer if They Are Not Retained.

                  Our future success depends on the continuing services of Darryl Reed, our President and Chief Executive Officer, and Joel Sens, our Secretary and Treasurer, as well as the continuation of our consulting agreement with Mr. Chukwuemeka A. Njoku, Esq. The loss of the services of Messrs. Reed, Sens or Njoku could have a material adverse effect on our business or operations.

                  If We Do Not Attract And Retain Additional Qualified Personnel Our Business Will Not Expand.

                  As we grow, additional personnel will be required. There is no assurance that we will be successful in attracting and retaining key personnel with the skills and expertise necessary to manage our business.

                  We Face Strong Competition and May Not Be Able to Compete Successfully Which Could Adversely Affect Our Business and Financial Condition.

                  The markets in which we operate are highly competitive. Certain of our competitors and potential competitors have greater financial resources, longer operating histories, and greater name recognition than we do. In addition, the services that we offer can in some cases be provided by non-business sources such as friends and family of a plaintiff. Our failure to compete effectively would have a material adverse effect on our business, operating results, and financial condition.

                  We Have No Assurance of Market Acceptance of Our Business.

                  Our future success and competitive position depends upon market acceptance of our services. Pre-Settlement Funding has not conducted any formal market studies as to the potential demand for its services. Achieving market acceptance for Pre-Settlement Funding's products will require substantial marketing efforts and the expenditure of a significant amount of funds to inform customers of the perceived benefits of using Pre-Settlement Funding's services. There can be no assurance that our services will be accepted in the market.

                  RISKS RELATED TO OUR STOCK

                  The Public Offering Price Is Significantly Higher Than The Book Value of Our Shares And You Will Experience Immediate and Substantial Dilution of Your Investment.

                  The public offering price per share will significantly exceed the net tangible book value per share. Accordingly, investors purchasing shares in this offering will suffer immediate and substantial dilution of their investment. See "Dilution."

                  We Have a Significant Number of Outstanding Options and Warrants, the Exercise of Which May Further Dilute Ownership And May Depress Our Stock Price.

                  On the effective date of this Prospectus, there will be outstanding options and Underwriter's Warrants to purchase an aggregate of 4,530,000 shares, the underlying shares of which will be freely tradable without restrictions or further registration under the Securities Act of 1933, as amended (the "1933 Act"). To the extent that outstanding options and Underwriter's Warrants are exercised, dilution to the percentage ownership of Pre-Settlement Funding's shareholders will occur and any sales in the public market of the shares underlying these options and Underwriter's Warrants may adversely affect prevailing market prices for the shares as discussed in the next paragraph. Moreover, the terms upon which Pre-Settlement Funding will be able to obtain additional equity capital may be adversely effected since the holders of outstanding options and the Underwriter's Warrants can be expected to exercise them at a time when Pre-Settlement Funding would, in all likelihood, be able to obtain any needed capital on terms more favorable to Pre-Settlement Funding than those provided in the outstanding options and Underwriter's Warrants.

                  Sales  of  Our  Shares  By  the  Selling   Shareholders  in  a
         Concurrent Offering May Depress Our Stock Price And Make it Difficult For Us to Sell Shares in the Offering.


                  Based  on  shares   outstanding  as  of  May  31,  2001,  upon
         completion of this offering we will have outstanding 6,068,000 shares of common stock, assuming no exercises of the Underwriters' Warrants or of any of the outstanding options. Of these shares, the shares of common stock sold in this offering and the concurrent Selling Shareholders, offerings will be freely tradable in the public market without restrictions or further registrations under the 1933 Act, after an initial lock-up period with respect to certain of these shares as discussed under "Selling Shareholders" below. Thus, concurrent with the offer and sale of shares of our common stock described in this Prospectus, our Selling Shareholders (with the exception of Messrs. Sens and Reed who have entered into written agreements by which each of them represents that he will not sell his shares during the offering) may offer 1,818,000 shares of our common stock for sale in a non-underwritten offering by this Prospectus. These Selling Shareholder Shares can be sold at market price or in privately negotiated transactions. The Selling Shareholders could sell their shares at a lower price than that of the shares being sold in the public offering. Sale of a substantial number of shares of our common stock in the public market by our Selling Shareholders (including Typhoon Capital although it has no plans to do so) concurrently with this offering could depress the market price of our common stock and could impair our ability to raise capital by preventing us from selling all of the shares in the offering.


                  As holders of a significant amount of Pre-Settlement Funding's securities, Messrs. Sens and Reed, our founders and principal executive officers and Directors of Pre-Settlement Funding, will have the opportunity to profit from any rise in the market value of the common stock or any increase in our net worth.

                  We Do Not Have a Public Trading Market for Our Shares Prior to This Offering and If We Do Not Develop One, Purchasers in the Offering Will Not Be Able to Liquidate Their Investments.

                  There has never been a public market for our common stock. Even though we are "going public" through this offering and expect that an application will be filed for our common stock on the OTC Bulletin Board market, there can be no assurance that an active public market for our common stock will ever develop or be sustained. If there is little demand on the part of potential purchasers of our common stock, you will have difficulty selling any of your shares in Pre-Settlement Funding.

                  Our Stock Price Is Likely to Be Highly Volatile and Investors Could Experience a Decrease in the Value of Their Common Stock Regardless of Our Operating Performance or Prospects.

                  Before this offering, there has been no public trading market for our common stock. For this reason, the initial public offering price of the common stock has been determined by negotiations between Pre-Settlement Funding and the Underwriter and does not necessarily reflect Pre-Settlement Funding's book value or other established criteria of value. It is possible that no trading market for the common stock will develop or be sustained. Until a trading market develops, if at all, the market price for our common stock is likely to be volatile, and factors such as success or lack thereof in accomplishing our business objectives may have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capitalization companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of our common stock. As a result, investors in our common stock may experience a decrease in the value of their common stock regardless of our operating performance or prospects.


                  Our Stock Is Subject to Penny Stock Regulations Which Makes It More Difficult For Broker-Dealers to Easily Trade Our Stock and Consequently Limits the Ability of Investors to Sell Our Stock.


                  The Securities and Exchange Commission has adopted regulations imposing limitations upon the manner in which certain low priced securities (referred to as a "penny stock") are publicly traded. Under these regulations, a penny stock is defined as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on the Nasdaq National Market System or Small Cap Market and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or
         (iii) average annual revenue of at least $6,000,000 if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Also, under these regulations, certain broker-dealers who recommend such securities to persons other than established customers and certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Trading activities for penny stock are more difficult for broker-dealers than in the case of securities not defined as penny stocks. Because our common stock is penny stock this may have the result of depressing the market for our securities, and an investor may find it difficult to dispose of these securities.

                  We Have Not, Nor Will We in the Near Future, Pay Dividends.

                  We have not paid or declared any cash dividends with respect to our common stock, and we do not intend to declare any cash dividends to holders of our common stock in the foreseeable future. The payment of future dividends, if any, to holders of the common stock is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There can be no assurance that any dividends will ever be paid to holders of our common stock.

     We Provide Indemnification of Officers and Directors and It May Be Difficult to Sue Them.

                  Our certificate of incorporation and bylaws reflect the adoption of the provisions of Section 102(b)(7) of the Delaware General Corporation Law which eliminates or limits the personal liability of a Director to us or our stockholders for monetary damages for breach of fiduciary duty under certain circumstances. If the Delaware law is amended to authorize corporate action further eliminating or limiting personal liability of Directors, the certificate of incorporation provides that the liability of our Directors shall be eliminated or limited to the fullest extent permitted by the Delaware law. Our certificate of incorporation and bylaws also provide that we will indemnify any person who was or is a party to a proceeding by reason of the fact that he is or was a Director, officer, employee or agent of ours, or is or was serving at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with a proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, in accordance with, and to the full extent permitted by the Delaware law. The determination of whether indemnification is proper under the circumstances, unless made by the court, shall be determined by our Board of Directors.

     Control by Officers and Directors Prevents Changes in Management and Makes Any Takeover Unlikely.

                  Messrs. Sens and Reed, our founders and our executive officers and also directors, and other principal shareholders, in the aggregate, beneficially will own approximately 81.7% of our outstanding shares of common stock after the completion of this offering (without giving effect to the outstanding options). Purchasers of common stock will be minority shareholders of Pre-Settlement Funding and although entitled to vote on any matters that require stockholder approval, will not control the outcome of these votes. Accordingly, Messrs. Reed and Sens with the other principal shareholders will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control of Pre-Settlement Funding.


                  The interests of these stockholders may differ from the interests of the other stockholders. Further, the holders of our shares of common stock are not entitled to accumulate their votes. Accordingly, the holders of a majority of the shares of common stock present at a meeting of stockholders will be able to elect all of our Directors and the minority stockholders will not be able to elect a representative to our Board of Directors. Messrs. Sens and Reed have entered into a Stockholder Agreement which, in addition to giving each of them certain rights with respect to the transfer of the other's shares, also contains a voting agreement. Pursuant to this voting agreement, each of them shall cast their votes for the election of directors for those directors nominated by each of them. Mr. Sens is entitled to nominate three directors, and Mr. Reed is entitled to nominate two directors. As a result, Messrs. Sens and Reed have the voting power to elect Pre-Settlement Funding's entire Board of Directors.


                  Selling Shareholders Paid Less Than the Offering Price for Their Shares Which Means You Will Bear A Greater Risk of Loss Per Share than Existing Shareholders.

                  The existing shareholders purchased their shares for less consideration than that of the investors purchasing shares in this offering. As a result, you will bear a greater risk of loss per share than the existing shareholders.

                  Limited State Registration Means Shareholders in This Offering May Experience Difficulties in Subsequent Sales of Such Shares to Person in Other States.


                  These securities are not registered in states other than in Maryland, New York, New Jersey and Virginia. Subsequent sale and transfer to residents of various states may be required to be made only pursuant to registration or an exemption from registration in the transferee's state.


                  Special Notice Regarding Forward-Looking Statements.

                  Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss our expectations about our future performance, contain projections of our future operating results, of our future financial condition, or state other "forward-looking" information. We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed in this Prospectus, as well as any other cautionary language in this Prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this Prospectus could have a material and adverse effect on our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline and you could lose all or part of your investment.



                                 USE OF PROCEEDS

                  If all of the common shares in the public offering are sold, we will receive net total proceeds of $614,652 after deducting the estimated expenses related to the offering and the Underwriter's commissions. If the minimum number of shares are sold, we will receive net total proceeds of $81,152. We will use these proceeds, if any, for general working capital as discussed below. We would not receive any proceeds from the resale of any of the Selling Shareholders' Shares or the Underwriter's Warrants.

                  We have developed a plan through which we hope to intensify and accelerate our marketing and sales activities in order to promote our name recognition and to expand our client base. To implement our plan we expect to use the proceeds from the public offering approximately as follows in order of priority:

                                                                         Approximate Dollar   Approximate
                                                                             Amount             Dollar          Approximate
                                                                            (Minimum)           Amount         Percentage of
                                                                                               (Maximum)        Net Proceeds
        Gross Proceeds                                                       $200,000          $750,000
        Offering Expenses                                                    $112,848          $112,848
        Underwriting Commissions                                              $6,000            $22,500
                                                                         ----------------- ------------------
        Net Total Proceeds                                                   $81,152           $614,652

                          Application of Net Proceeds

        1.  Advances to qualified customers.                                $60,864           $460,989              75%
             ========
        2. Begin regional marketing, execute an advertising campaign         $12,173            $92,198              15%
        via direct mail, electronic, print, radio and television.

        3. Hire customer support personnel to handle inquiries from           $8,115            $61,465              10%
        potential customers, obtain information needed to evaluate the merits of prospective customers, claims, and monitor the
        progress of claims of customers to whom Pre-Settlement Funding has made advances.

                  As evidenced by the table above, if we receive only the minimum amount of proceeds, the number of cash advances that we are able to make, the size and scope of our marketing, and our ability to hire new employees will be impaired.


                  After the first year of operations, our capital will continue to be used primarily for advances to qualified customers and the remainder will be utilized for advertising, including expansion into the national market and for benefits and payroll for Pre-Settlement Funding's employees, including payment of Messrs. Sens and Reed's accrued salaries.


                  We currently do not have any plans to use any of the proceeds to discharge debt; however, we may in the future use some of the proceeds to pre-pay the balance on any outstanding debt incurred by Pre-Settlement Funding.

                  The foregoing represents our current best estimate of our use of the net proceeds derived from the completion of the public offering and does not include the net proceeds derived from the exercise of any of the outstanding options to purchase shares of common stock or for the exercise of the Underwriter's Warrants, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. We reserve the right to change the use of the net proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

                  Pre-Settlement Funding believes, based on its currently proposed plan and assumptions relating to its operations (including assumptions regarding the demand for its services and the costs associated with its anticipated expanded marketing and sales efforts), that the net proceeds of the public offering without giving effect to the exercise of any of the outstanding options or Underwriter's Warrants, together with anticipated cash flow from operations, will be sufficient to fund Pre-Settlement Funding's operations and capital requirements for at least twelve months after the consummation of this offering. In the event that Pre-Settlement Funding's plans change, or its assumptions change or prove to be incorrect, or if the proceeds of this offering and projected cash flow otherwise prove to be insufficient to fund operations (due to unanticipated expenses, delays, problems or otherwise) Pre-Settlement Funding could be required to seek additional financing sooner than currently anticipated. Pre-Settlement Funding has no current arrangements with respect to, or potential sources of, additional financing and it is not anticipated that existing shareholders will provide any portion of Pre-Settlement Funding's future financing requirements other than through the exercise of outstanding options. There can be no assurance that additional financing will be available to Pre-Settlement Funding when needed, on commercially reasonable terms, or at all.

                  If all of the outstanding options and the Underwriter's Warrants are exercised, Pre-Settlement Funding will receive approximately $5,670,000. We will use these proceeds for working capital in the same order and percentages as with the proceeds received from the public offering.

                         DETERMINATION OF OFFERING PRICE

                  Neither the offering price of shares to be sold to the public nor the exercise price of the options and Underwriter's Warrants are based upon Pre-Settlement Funding's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering prices were determined by the officers of Pre-Settlement Funding and the Underwriter and were determined arbitrarily based upon the amount of funds needed by Pre-Settlement Funding to begin operations and the number of shares that the initial shareholders were willing to allow to be sold.

                                    DILUTION

                  The difference between the initial public offering price per common share and the adjusted net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per common share is determined by dividing the net tangible book value of the company (total tangible assets less total liabilities) on such date, by the number of shares outstanding on such date.

                  As of June 30, 2001 Pre-Settlement Funding has a pro forma net tangible book value of $(246,714) or ($0.046) per share of common stock, based upon 5,368,000 shares of common stock outstanding. Net tangible book value per share is determined by dividing the net tangible book value of Pre-Settlement Funding (total tangible assets less total liabilities).

                  After giving effect to the sale by Pre-Settlement Funding of the 750,000 shares of common stock offered by Pre-Settlement Funding at an assumed initial public offering price of $1 per share and application of the net proceeds from the offering, Pre-Settlement Funding's pro forma tangible book value as of June 30, 2001 would have been $367,938 or $0.060 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.11 per share to the principal stockholders and an immediate dilution in net tangible book value of $0.94 to new investors purchasing shares of common stock in this offering. The following table illustrates the per share dilution to the new investors:

Assumed initial public offering price per share...........................$1.00

Pro forma net tangible book value per share as of June 30, 2001......($0.046)

Increase in pro forma net tangible book value per share
attributable to new investors..............................................0.11
                                                                           ----

Pro forma net tangible book value per share after giving effect to this offering...................................................................0.06

Pro forma net tangible book value dilution per share to new
investors.................................................................$0.94

                  The following table sets forth as of December 31, 2000 the relative investments of the Principal Stockholders and of the new investors, giving effect to the sale by Pre-Settlement Funding of 750,000 shares of Common stock at an offering price of $1.00 per share.

                                                                                                                Average Price
                                                   Shares Purchased                Total Consideration            Per Share
                                               Number          Percentage        Amount       Percentage
        Principal Stockholders....            5,368,000          87.74%         $151,261        16.79%             $0.027

        New Investors..............             750,000           12.26          750,000          83.21              1.00
                                                -------           -----          -------          -----              ----
        Total........................         6,118,000         100.00%         $901,261        100.00%
                                              ---------         -------         --------        -------

                  The information in the foregoing table excludes 4,520,000 shares of common stock reserved for issuance under the outstanding options and the 10,000 Underwriter's Warrant Shares.


                  If the minimum amount of shares are sold (200,000 shares), the dilution and capitalization would be as follows:


                  After giving effect to the sale by Pre-Settlement Funding of 200,000 shares of common stock offered by Pre-Settlement Funding at an assumed initial public offering price of $1 per share and application of the net proceeds from the offering, Pre-Settlement Funding's pro forma tangible book value as of June 30, 2001 would have been $(162,562) or $(0.03) per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.016 to the principal stockholders and an immediate dilution in net tangible book value of $1.03 to new investors purchasing shares of common stock in this offering. The following table illustrates the per share dilution to the new investors:

 Assumed initial public offering price per share.....................     $1.00
 Net tangible book value per share as of June 30, 2001...............    (0.046)
 Increase in pro forma net tangible book value per share attributable
 to new investors....................................................     0.016
 Pro forma net tangible book value per share after giving effect to
 this Offering.......................................................     (0.03)
 Pro forma net tangible book value dilution per share to new investors
                                                                         ($1.03)

                  The  following  table  sets  forth  as of June  30,  2001  the relative investments of the principal stockholders and the new investors, giving effect to the sale by Pre-Settlement Funding of 200,000 shares of common stock at an offering price of $1.00 per share.


                                                                                                                Average Price
                                                   Shares Purchased                Total Consideration            Per Share
                                               Number          Percentage        Amount       Percentage
        Principal Stockholders....              5,368,000          96.41%         $151,261        43.062%            $0.028

        New Investors..............             200,000            3.59          200,000         59.938              1.00
                                                -------            ----          -------         ------              ----
        Total........................          5,568,000         100.00%         $351,261        100.00%
                                               ---------         -------         --------        -------


                                    DIVIDENDS

                  To date, we have paid no dividends on any shares of common stock and our Board of Directors has no present intention of paying dividends on the common stock in the foreseeable future. The payment by us of dividends on the common stock in the future, if any, rests solely within the discretion of the Board of Directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our Board of Directors. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit our ability to pay dividends on the common stock.

                                 CAPITALIZATION

                  The following table sets forth the capitalization of Pre-Settlement Funding as of June 30, 2001 on (i) a historical basis, and (ii) a pro forma as adjusted basis to give effect to the sale by Pre-Settlement Funding of 750,000 (maximum) and 200,000 (minimum) shares of common stock in this offering and the application of the estimated net proceeds therefrom. Capitalization of Pre-Settlement Funding should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations, "Use of
         Proceeds," "Offering Related Transactions," and the Financial Statements and notes thereto, included elsewhere in this Prospectus.



                                                                            Actual        Pro Forma As         Pro Forma As
                                                                                            Adjusted        Adjusted (Minimum)@
                                                                                            (Maximum)@

                 (i)  Cash and cash equivalents                             $4,278           $618,930             $88,430

        Stockholders' equity:
         Preferred Stock 100,000 shares authorized, 0 issued Common stock, $.001 par value, 19,900,000 shares authorized
             5,368,000 issued (at June 30, 2001) and outstanding and
             6,118,000 Shares outstanding Pro Forma at the maximum
             and 5,568,000 outstanding Pro Forma at the minimum                  5,368               6,118                5,568
        Additional  paid-in capital                                            145,893             759,795              229,845
        Deficit Accumulated during the Development Stage                     (397,975)           (397,975)           (397,975)
                                                                             ---------           ---------           ---------
             Total stockholders' equity (deficit)                            (246,714)            367,938             (162,562)
                                                                             ---------            --------            ---------
             Total capitalization (deficit)                                 $(246,714)            $367,938           $(162,562)
                                                                                                  --------           ----------
        --------------------------------------------------------------- --------------- ------------------- --------------------

          @ Excludes 4,520,000 shares of common stock reserved for issuance under the Option Plan and underwriter warrants for 10,000 shares of common stock.


                              MARKET FOR SECURITIES

                  There is currently no public market for our common stock. We currently are in the process of having our common stock listed on the OTC Bulletin Board maintained by members of the National Association of Securities Dealers, Inc. ("NASD"), although no assurances can be given that this listing of our stock will occur.

                              PLAN OF DISTRIBUTION

                  Pre-Settlement Funding is offering 750,000 of the shares of common stock to be registered to the public at an offering price of $1.00 per share for a total maximum offering price of $750,000. This is an initial public offering, and no public market currently exists for Pre-Settlement Funding's shares. Pre-Settlement Funding has agreed to pay Three Arrows Capital, 7515 Westfield Drive, Bethesda, Maryland 20817-6627, a sales commission of 3 percent, or $0.03 per share. Pre-Settlement Funding has issued 10,000 warrants to the Underwriter to purchase 10,000 shares at the offering price of $1.00 per share for a total price of $10,000. The terms of the warrants are to run to four years from the end of the offering period, not to exceed five years from the initial offering date, and they cannot be sold or assigned for at least one year from the effective date of the offering. Pre-Settlement Funding has agreed to register the Underwriter's Warrant Shares in this registration statement.

                  Pre-Settlement Funding will pay to the Underwriter a due diligence and accounting fee of $2,500 plus any mutually agreed expenses including any state registration costs. If the offering is terminated, the Underwriter will be reimbursed only for actual, accountable, out-of-pocket expenses.

                  Three Arrows Capital is a registered broker-dealer with the NASD and is registered with the states of New York, Maryland, Virginia and numerous other jurisdictions. Pre-Settlement Funding has no plans, proposals, arrangements, or understandings with the Underwriter, other than the Underwriter's Warrants, with regard to future transactions. No other material relationships exist between the Underwriter and Pre-Settlement Funding or its management. No selling group exists at the present time or is contemplated. We currently also do not contemplate any electronic offering of the security other than that described below. All communications regarding the offering will cite the availability of the Prospectus. This offering is being made pursuant to Rule 15c2-4 of the Securities and Exchange Act of 1934.

                  No officers, employees, or director of Pre-Settlement Funding will be paid a commission in connection with the sale of any shares. Sale of the shares will only be undertaken by the Underwriter. None of the principal shareholders nor management of Pre-Settlement Funding nor the Underwriter will buy shares in the offering to meet the escrow. The shares will be offered by the Underwriter on behalf of Pre-Settlement Funding primarily through direct solicitations, media coverage, and posting of announcements. Until the distribution of the common stock is completed, the rules of the Commission may limit the ability of the Underwriter, the Selling Shareholders and others to bid for or purchase the common stock.

                  Notices of the offer and how to get a prospectus will be posted on our website, www.wefundlawsuits.com, and may also be in selected print media and sent to customers and other interested parties by mail. These notices will be in the form permitted by Rule 134 of the 1933 Act. Copies of this prospectus will be accessible through Three Arrow's Capital's website at www.threearrowscapital.com to persons registering as residents of states in which we may lawfully offer shares. The share purchase agreement will also be available on the Underwriter's website to those persons and can be completed and submitted electronically or printed and mailed. Printed copies of the prospectus and share purchase order will be mailed to those requesting them. Notice of accepted share purchase orders will be sent by email or regular mail. Shares are to be sold on a "first come- first served," basis as determined by the date when share purchase orders are received. The offering will end when either all of the shares have been sold or we terminate the offering. When the offering is completed, purchasers will receive a certificate for those shares. We have not solicited conditional offers or indications of interest and full payment will be required with the subscription.


                  The offering will begin on the date of this Prospectus and continue until Pre-Settlement Funding has sold all of the shares offered hereby or such earlier date as Pre-Settlement Funding may close or terminate the offering, no later than January 31, 2001. Investors will have their payments for stock deposited in an escrow account in the Business Bank, 8399 Leesburg Pike, Vienna, Virginia 22101. A minimum of 200,000 shares totaling $200,000 must be sold to release funds from escrow. Subscribers' checks will be made payable to the bank escrow agent. Broker/dealers will transmit such checks directly to the bank escrow agent by noon of the next business day after receipt of such funds. Escrowed funds will be invested only in investments permissible under Rule 15c2-4 of the Securities Exchange Act of 1934. The subscribers' funds will be promptly returned without interest if the minimum is not achieved by the escrow date of December 31, 2001. No plans for exchange listing have been made. The shares are offered only by the Underwriter, on a best efforts basis only, which means that the Underwriter has not promised to buy any or all of the shares.


                  The Underwriter and its agents will be held harmless from, and will be indemnified for, any and all costs of investigation of claims, costs, expenses, attorney fees or other liabilities or disbursements arising out of any administrative investigation or proceeding or any litigation, commenced or threatened, relating to this underwriting which stem from any misstatements or incorrect information from Pre-Settlement Funding's principals, employees, directors or agents, including without limitation, the implementation of the Underwriting Agreement, the distribution of stock or funds, the investment of funds, the interpretation of the Agreement or similar matters. The Underwriter will not be indemnified for any claims, costs, expenses or other liability arising from its bad faith or negligence or that of its employees, officers, directors or agents.


                  This Prospectus also relates to the offer and sale of shares by certain Selling Shareholders. The Selling Shareholders' Shares may be offered and sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. (As discussed below, certain of the Selling Shareholders Shares may not be sold for a period of 180 days following the public offering and the shares of Messrs. Sens and Reed may not be sold during the offering.) The Selling Shareholders' Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (d) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated. The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than eight percent for the sale of any securities sold by the Selling Shareholders. Such brokers and dealers and any other participating brokers or dealers along with the Selling Shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act, in connection with such sales.


                  The Selling Shareholders will comply with the provisions of Regulation M. For example, the Selling Shareholders will not bid for or purchase securities being offered in the distribution during the period of the offering. Messrs. Reed and Sens and Typhoon Capital could be deemed affiliates of Pre-Settlement Funding and, therefore, will sign an undertaking with respect to compliance with the Regulation.



                              SELLING SHAREHOLDERS


                  This Prospectus also relates to the offer and sale of certain securities by the following Selling Shareholders. Pre-Settlement Funding has agreed to register the public offering of the Selling Shareholders' Shares under the 1933 Act concurrently with this offering and to pay all expenses in connection therewith. An aggregate of up to 5,018,000 Selling Shareholders' Shares, including 498,000 Outstanding Shares and 4,520,000 Option Shares, may be offered and sold pursuant to this Prospectus by the Selling Shareholders. We are not aware that any of these Selling Shareholders has any plan, arrangement, understanding, agreement, commitment or intention to sell their securities. See "Plan of Distribution." Furthermore, Messrs. Sens and Reed have each entered into a written agreement by which each of them represents that he will not sell his shares during the period of the offering. None of the following Selling Shareholders, other than Joel Sens, Secretary and
         Treasurer and a director of Pre-Settlement Funding, Darryl Reed, President and CEO and a director of Pre-Settlement Funding, and Typhoon Capital has held any position or office within Pre-Settlement Funding nor has had any other material relationship with us in the past three years, other than in connection with the transactions pursuant to which the Selling Shareholders acquired the rights of conversion and the common shares. For a discussion of the Selling Shareholders' Shares held by Messrs. Sens and Reed and by Typhoon Capital see "Related Party Transactions" on page 43.


                  The following table sets forth some information about the Selling Shareholders for whom we are registering shares of common stock for resale to the public. The information in the table assumes no sales are effected by the Selling Shareholders other than pursuant to this Registration Statement, and that all shares of common stock being registered pursuant to this Registration Statement are sold.



        --------------------------------- -------------------- ----------------------- -------------------- ------------------
              Selling Shareholder             Beneficial         Amount of Selling         Beneficial          Percentage
                                             Ownership of       Shareholders' Shares      Ownership of         Beneficial
                                            Shares Prior to           Offered            Ordinary Shares      Ownership of
                                                 Sale                                  After Offering (1)     Shares After
                                                                                                              Offering (1)
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Joel P. Sens                            3,000,000 (2)                 100,000            2,900,000                49%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Darryl W. Reed                          2,000,000 (3)                 100,000            1,900,000                33%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Jason M. Apolenis                              10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Joy E. McKinney                                10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Todd Callaway                                  10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Ben Ayele                                      28,000              28,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Matthew K. Clark                               10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Kevin Krushinski                               10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Abdullah Al-Dousari                            10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Maha Al-Faran                                  10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Rober Amireh                                   10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Hiyam R. Amireh                                10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Gutjahar & Montagut P.C. (7)                   10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Charles J. Apolenis                            10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Tarik Mohammed Abdalla                         10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Susan A. Paoletti                              16,000              16,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Laura M. Bateman                               10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Peter J. Kinsella                              40,000              40,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Lawrence McKay                                 10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        James Graham (5)                               20,000                  20,000                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Alice Clark                                    10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Michael Livesay                                14,000              14,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Ronald E. Alexander                            10,000              10,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Joshua Brannon                                 20,000              20,000 (4)                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Chukwuemeka Njoku                          20,000 (6)                  20,000                    0                 0%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        --------------------------------- -------------------- ----------------------- -------------------- ------------------
        Typhoon Capital                        50,000 (8) (9)                       0               50,000              0.01%
        --------------------------------- -------------------- ----------------------- -------------------- ------------------

     (1) Assumes all of the Selling Shareholders' Shares are sold by the Selling Shareholders.

     (2) Does not include the 1,500,000 options issued to Mr. Sens under the same subscription agreement. See "Related Party Transactions."

     (3) Does not include the 1,500,000 options issued to Mr. Reed under the same subscription agreement. See "Related Party Transactions."

     (4) Shares received from exercise of conversion feature on 10% convertible notes. These shares are subject to a lock-up period pursuant to which 50% of these shares may not be sold until 180 days after the effective date of this Prospectus. See "Registration Rights Agreement."

     (5) Issued to Mr. Graham pursuant to a Letter Agreement for Consulting Services between Pre-Settlement Funding and Graham Design, LLC.

     (6) Assumes exercise of 20,000 options granted to Mr. Njoku pursuant to a consultant agreement between Pre-Settlement Funding and Mr. Njoku dated January 8, 2001. Pursuant to the agreement, 10,000 of these options have already been issued and have vested to Mr. Njoku. The remaining 10,000 options have been issued to Mr. Njoku but will vest twelve months after Pre-Settlement Funding's Registration Statement goes effective. The exercise price for these options is $0.50 per share.

     (7) Gutjahar & Montagut P.C. is controlled by Mr. Vernon Gutjahar and Ms. Concepcion Montagut.

     (8) Does not include 1,500,000 options issued to Typhoon Capital pursuant to a consultant agreement entered into with Pre-Settlement Funding. See "Related Party Transactions."

     (9) These shares are not being registered and are not being offered at the present time.

         ------------------


                  The 20,000 Shares issued to James Graham, for services rendered, and the 200,000 Outstanding Shares issued to Joel Sens and Darryl Reed will be freely transferable upon the effective date of this Prospectus, although Messrs. Sens and Reed will not sell their shares during the period of the offering. Only 50% of the remaining 278,000 Selling Shareholders' Outstanding Shares may be sold by the Selling Shareholders for the first 180 days after the date of this Prospectus pursuant to a certain Registration Rights Agreements discussed below. Of the 20,000 options issued to Mr. Njoku, only 10,000 have vested and may be exercised. The other 10,000 options will vest twelve months after the effective date of this Registration Statement. Pre-Settlement Funding will not receive any of the proceeds from the sale of the Selling Shareholders' Shares by the Selling Shareholders.


         Registration Rights Agreements

                  Pre-Settlement Funding entered into a Registration Rights Agreement relating to the sale of 10% convertible notes with each Selling Shareholder that purchased such notes. All of these notes have been converted prior to the date of the filing of the Registration Statement of which this Prospectus is a part. Pursuant to the Registration Rights Agreement, Pre-Settlement Funding has included the common shares which were issued upon exercise of the notes' conversion rights in the Registration Statement. Pre-Settlement Funding will bear all expenses related to the registration of such shares.

                  Each Selling Shareholder who received shares upon the exercise of the convertible notes has agreed to refrain from the public sale of at least one-half of the shares being registered hereby for a period of not more than 180 days following the date of effectiveness of Pre-Settlement Funding's Registration Statement.


                                    BUSINESS

         History of Pre-Settlement Funding


                  We are a development stage company with a limited operating history, having been incorporated on October 14, 1999. We currently are accepting applications from prospective clients. As of the date of this Prospectus, we have made several advances to plaintiffs and have generated revenues of less than $5,000.


         Overview

                  Our objective is to become the leading company in the United States in the business of advancing cash to personal injury plaintiffs in exchange for a portion of their claims, a business sometimes referred to as litigation funding. In order to achieve this objective, we intend to advertise extensively, using primarily radio, newspapers, cable television, and direct mail. We also intend to employ the internet and word-of-mouth referrals to promote our services. In order to minimize Pre-Settlement Funding's risk of loss, we intend to use comprehensive case analysis and underwriting processes in making decisions to advance cash to plaintiffs.

                  Our business plan was developed by our two principal executive officers and founders, Darryl Reed and Joel Sens. See "Management" below. There can be no assurance that we will successfully implement our business plan or achieve our objective, or that we will generate sufficient revenues from operations to meet the requirements of our business.

         Industry and Opportunity

                  According to the National Safety Council, a federally chartered not-for-profit organization, the economic costs in 1998 of unintentional injuries totaled $480.5 billion1. These costs included $77.8 billion in medical expenses, $246.1 billion in wage and productivity losses, and $44.9 billion in motor vehicle damages. Pre-Settlement Funding believes that as the cost and frequency of unintentional injuries increases, so does the need for our services. Our target market are personal injury victims who cannot afford to pay the expenses resulting from their unintentional injury.


                  A substantial number of personal injuries lead to lawsuits.2 For example, in a study tracking civil cases resolved in 1992, more than ninety-five percent of lawsuits result in settlements.3 Pre-Settlement Funding's mission is to help relieve the financial burdens of plaintiffs who are awaiting settlement of legal proceedings. We believe that there are a substantial number of personal injury victims with pending lawsuits who have an immediate need for cash to fund living expenses, pay medical bills or replace lost income. Pre-Settlement Funding provides a critical service to plaintiffs who cannot afford to wait out the lengthy legal process to receive cash settlements by advancing them funds on a contingency basis against their expected settlement or judgment.


         Business Strategy

                  Pre-Settlement Funding targets its services to qualified parties involved in pending litigation in the following types of lawsuits:

              o   auto injury cases

              o   medical malpractice

              o   personal injury

              o   product liability

              o   work-related disability


              o   elder abuse or nursing home negligence




                  Pre-Settlement Funding targets its services primarily to plaintiffs involved in personal injury claims; however, Pre-Settlement Funding may also advance money to customers involved in other types of claims, such as divorce cases.


                  Pre-Settlement  Funding follows  well-structured  and thorough procedures in evaluating cases. Pre-Settlement Funding is not a lender. Pre-Settlement Funding is paid only if the customer receives a monetary settlement or judgment. We advance funds to plaintiffs on a contingency basis against their potential settlement or judgment. In exchange for the cash advance, which we anticipate generally will not exceed 10 percent of the expected award, plaintiffs will pay Pre-Settlement
         Funding a negotiated percentage of the potential settlement or judgment. We receive our fee only if the plaintiff receives his or her settlement. If there are no proceeds from the litigation or if the plaintiff's legal expenses exceed the value of the proceeds, the plaintiff is not obligated to pay the fee. If the settlement, less expenses, is less than the amount of our fee, our recovery is limited to the actual amount of the settlement. We attempt to structure a transaction to meet our customer's needs while protecting Pre-Settlement Funding against a risk of loss. The amount of cash we are willing to advance and, ultimately, our fee, is based on two key risk factors:


o        Probability of settlement

         Expected time remaining to final settlement


                  We will advance funds only against a portion of the anticipated settlement plaintiffs will receive. Pre-Settlement Funding generally will not advance more than 10 percent of the anticipated settlement. In terms of dollar amount, Pre-Settlement Funding anticipates that it will advance from a minimum of $1,000 up to a maximum of $300,000. Key factors in determining how much we will advance include any applicable state laws and the limits of liability for these cases. We are not aware of any state law which currently limits the amount of our advances or the percentage of our fee in our current markets (Virginia, Maryland, and the District of Columbia).

                  For example, in a pending legal case that our underwriters estimate to be worth $100,000, Pre-Settlement Funding could advance $10,000 in exchange for 28 percent of the final award or settlement. When and if the case settled for $100,000 in 12 months from the date on which funds were advanced, Pre-Settlement Funding would receive $28,000.

                  If Pre-Settlement Funding were to advance $5,000 against a pending legal case estimated to be worth $100,000 and the fee was negotiated to be 14 percent of the total award or settlement, Pre-Settlement Funding would receive $14,000 if the case did in fact settle for $100,000.

                  The calculation of the fee in a particular case, as with the examples above, generally will be calculated based on the assumption that the case will settle within a 12-month period. If a case settlement takes less than 12 months, Pre-Settlement Funding's fee may be reduced by a previously agreed upon percentage in accordance with the provisions of the customer's contract with Pre-Settlement Funding. If, on the other hand, the case takes longer than 12 months, the customer's fee could rise by a percentage under the provisions of that client's specific contract.

                  Despite the riskiness of litigation and the complexity of the legal system, we intend to set our fees up front on a case-by-case basis. Our procedures for evaluating and processing a request for cash against a pending legal case consist of a two-stage screening process: the telesales questionnaire and our underwriting evaluation. With these procedures, our goal is to structure a transaction to meet our customer's needs while protecting our shareholders' interests.


                  The amount advanced plus the fee is secured with a written lien against the award or settlement. Each plaintiff-customer enters a purchase and security agreement with us providing for a non-refundable processing/administrative fee, the amount of the advance and our fee, among other things. The amount of cash we are willing to advance is based on four key criteria:


                  The length of time the case has been  pending.  We expect that generally a case will be pending for several months before we make an advance.

                  The expected amount of medical bills, lost wages, and other actual expenses that can be documented.

                  Whether an insurance company or other company with sufficient resources will be paying the settlement.

                  Whether   liability  has  been  established  to  a  reasonable
certainty.

         Case Evaluation Procedure

                  Telesales Questionnaire

                  In the early phases, sales development will require substantial amounts of time and energy by Pre-Settlement Funding's executives. Pre-Settlement Funding will work to train an in-house tele-sales staff who can handle customer calls, create confidence, and convert qualified prospects into customers. Management anticipates that the development of a skilled internal call response center will take approximately two years.

                  In our initial telephone case evaluation, we use a standard questionnaire. The questionnaire is used to determine the key facts needed to proceed to a more thorough underwriting evaluation. The questionnaire includes questions about the following:

o        The client's name and address

         Brief history of the case

         Defendant's name

         Plaintiff's injuries

         Disability rating
         Accident and injury photos

         Insurance company information

         Attorney's contact information

                  The questionnaire will be tailored on a state-by-state basis, if necessary, to account for differences in state laws and limits of liability.

                  Underwriting Evaluation

                  Once a prospective customer has cleared the questionnaire screen, the decision to ultimately advance funds to prospective customers will be made by our underwriting staff. The underwriter's evaluation will be completed using our case underwriter's worksheet. Some of the information collected will include:

o        Police reports

         Medical reports

         Eyewitness reports

         Attorney case summaries

         Current offers of settlement

                  Underwriters will be trained to make a decision based primarily on an evaluation of, among other things, the plaintiff's background, the opposing insurance company's position, liability and negligence determination, limits of insurance coverage, plaintiff's need for funding, and the proposed amount of funding.


                  Pre-Settlement Funding intends to hire and train a group of case adjusters who specialize in case analysis. Pre-Settlement Funding presently utilizes Mr. Njoku to analyze primarily personal injury cases on a consulting basis. We have used, and may continue to use in the future, other law firms on a consulting basis for other types of cases. We anticipate that, as the business expands, we will require full time underwriters to be added to the payroll before 2002.


                  Pre-Settlement Funding's market objective is to be the most professional and easiest to do business with of all of the litigation funding firms. At the same time, we will strive to employ the most comprehensive and effective case evaluation process in the industry.

         Pre-Settlement Funding's Fee

                  Pre-Settlement Funding advances funds and in return receives a specific pre-determined percentage of the proceeds of a case. We are not lenders. We purchase a portion of the final cash payment at settlement. Our final fee is calculated up front, based upon Pre-Settlement Funding's evaluation of the risk that settlement will not occur and upon the anticipated time until settlement. On a case-by-case basis, when confronted with a competitive situation, the fee may be adjusted or discounted based on a case's underwriting merits.

                  Pre-Settlement Funding will charge each case a minimum of $150 administrative fee. This fee will cover faxes, wire transfers, courier services and mail delivery.

         Risk Reduction - Case Lien

                  Pre-Settlement Funding has prepared a form of purchase and security agreement that will place a security interest on all case proceeds. Pre-Settlement Funding will only advance monies under the protection of this purchase and security agreement which will be filed in the jurisdiction in which the plaintiff-customer lives. It is hoped that this procedure will enhance the probability that Pre-Settlement Funding will receive payment once the plaintiff's case settles. We hope that these risk reduction measures will result in timely payment by customers and effective cash flow management.

         Risks

                  We anticipate that, in a significant percentage of cases, there will be no settlement or the settlement will be less than the amount advanced plus fees. We will attempt to reduce this risk by exercising diligence in the underwriting process. However, if there are a greater number of such failures to settle or unfavorable settlements than we have anticipated, we could incur significant losses. Another potential risk is fraudulent claims. We will seek to reduce this risk by involving a plaintiff's attorney in our process. This approach will require our plaintiff-customers to instruct their lawyers to cooperate in our underwriting process. A plaintiff's attorney will be required to provide information about a case before an advance is made and will be required to acknowledge in writing that the client has received an advance from us and that future proceeds received by the client are subject to our lien. We will not make an advance to any plaintiff who is not represented by an attorney. We believe that attorneys will generally not participate in presenting fraudulent claims to us in light of their legal and ethical responsibilities, concerns about their reputation, and the risk of civil or administrative liability.

         Marketing Objectives

                  Pre-Settlement Funding's initial marketing strategy is designed primarily to build awareness of our service among personal injury victims who have an immediate need for cash. Our marketing objectives are as follows:

o Achieve awareness of Pre-Settlement Funding among industry groups, including plaintiffs attorneys, medical professionals, and expert witnesses.

         Establish an image of Pre-Settlement Funding as an organization that is
              professional,   reliable,  and  strategically  positioned  in  the
              market.

         Maximize efficiency in the scheduling of published advertisements through key relationships with respected advertising agencies and producers.

         Select business publications with high specific market penetration for placement of advertisements.

         Schedule adequate frequency of advertisements to impact market with corporate image and product messages.

         Maximize advertising life with monthly and weekly publications.

         Competition

                  To our knowledge, there are currently several companies that provide or are developing services similar to the services we intend to offer including: Advance Legal Funding, LLC, National Litigation Funding, Inc., Bank of the Commonwealth, a subsidiary of Commonwealth Bankshare, Inc., and Resolution Settlement Corporation. Although each of these companies is currently small, they could in the future seek to enhance their resources through public offerings or other means.

                  Certain wealthy individuals also may provide a similar service. It is also possible that, in the future, large consumer lending companies may enter this market. These consumer lending companies have greater resources and wider name recognition than we do. In addition, the services that we offer can in some cases be provided by non-business sources such as friends and family of a plaintiff.

                  Pre-Settlement Funding intends to compete by advertising extensively but selectively. Pre-Settlement Funding intends to use targeted cable television radio, print, direct mail, and Internet advertising.

         Advertising Strategy

                  The Pre-Settlement Funding's business plan is derived from three principles: low settlement to loss ratio and quality of service as discussed above and the selective use of advertising.

                  The first and most important principle is selective use of advertising. Our advertising and promotion strategy is to position Pre-Settlement Funding as the leading partial purchaser of claims prior to settlement. Pre-Settlement Funding plans to utilize key advertising channels in an attempt to gain the dominant market share of customers in the region encompassing Maryland, Virginia, and the District of Columbia. As mentioned above, we intend, for the present time, to limit our marketing efforts and services to the area in which our offices are located. Pre-Settlement Funding's goal is to ultimately expand into the national market except where state or local law prohibits such services.


                  We hope to convert a large percentage of plaintiffs responding to our advertisements with high merit cases into customers. We are initiating procedures to achieve and maintain a high acquisition ratio in order to work towards our objective of obtaining a dominant market share position. An acquisition ratio involves the expense that it costs us to obtain a customer or claim. If our acquisition ratio is low then we get fewer customers for the amount of money that we are expending to gain clientele. If our advertising costs are high we would be limited in our ability to fund a greater number of cases which would, in turn, affect our returns. Market share dominance could give us word of mouth and referral business in the legal community.


                  We believe that direct mail, cable television, and radio advertising have all been underutilized by our competitors. Therefore, Pre-Settlement Funding has divided marketing initiatives into five categories: television, radio, print, direct mail and the Internet.

         Television Marketing


                  The cost to implement and maintain an effective television campaign is a large and recurring annual expense. Accordingly, Pre-Settlement Funding has created a system of research and response in an attempt to insure the maximum benefit from advertising dollars. Our system of research and response will consist of polling each new perspective client on how he or she heard about Pre-Settlement Funding. We will then track those responses to determine which medium of advertising is generating the greatest results both in number of responses and quality of the prospective applicants. Continual internal analysis will be conducted to evaluate the effectiveness of commercial placement and adjustments will be made accordingly. Initially, Pre-Settlement Funding will use highly targeted cable television and other low cost television advertising in order to make individuals aware of our services and to prompt them to call our offices for a consultation or to visit our web site. Our cable television advertising will be highly targeted by purchasing spots that will run in lower-income areas which we feel will serve the customers who will have the greatest need for our service. The lower-income demographic is relevant to our business because these are the individuals who will be the most likely to have a financial hardship due to an unexpected life event such as being injured as a result of an accident. We intend to focus on the geographic areas which are closest to our headquarters in Arlington, Virginia. These markets will consist of Virginia, Maryland, and the District of Columbia. Initial slots will be purchased in the mid-mornings and late evenings to attract our target market.


         Radio Marketing

                  As part of the strategic marketing effort, Pre-Settlement Funding is developing a radio advertising campaign designed to be lower in cost than our cable TV campaign. Ultimately, we intend to advertise in most major metropolitan cities throughout the United States but intend to focus on regional and local advertising at the current time. Pre-Settlement Funding's radio campaign will seek to generate immediate responses and to develop name recognition.

         Print Marketing

                  Pre-Settlement Funding has developed a newspaper advertising campaign that is designed to reach 10,000,000 households on a weekly basis. Our initial advertisements will run locally and regionally. After Pre-Settlement Funding has established a foothold in these market areas, we may proceed with a national campaign in the future.

         Direct Mail Marketing

                  Subject to local law, our direct mail marketing campaign will primarily target law firms. Pre-Settlement Funding is partnering with direct mail organizations to penetrate the law firm referral market. Our direct mail campaign will include "Fax-blasts", industry newsletters, and seminars. It is our goal to generate a referral network to reduce current and future advertising expenses.

         Web Based Marketing (wefundlawsuits.com)

                  A website has been developed to educate the general public and law firms about our services. Our website also has an online application for new customers to submit a request for advanced funding. This online application and questionnaire will assist in the preliminary underwriting process.

                  The website could also be utilized as a marketing tool to help facilitate referrals. For example, Pre-Settlement Funding has developed a hyper-link with a law firm and could develop hyper-links to other sites in the future such as physicians, expert witnesses, crime re-enactors, and other law firms.

         Advertising Budget

                  For the next 12 months advertising and promotion will require roughly $200,000. On an ongoing basis we will budget our advertising investment as 5-10% of the dollar amount of our total cash advances. With an advertising budget of this level, Pre-Settlement Funding hopes to further its objective of achieving market dominance.

         Facilities


                  Our principal executive offices, comprising a total of approximately 230 square feet, are located at 927 S. Walter Reed Drive, Arlington, Virginia. We lease these facilities for $390 per month pursuant to a 12-month written lease expiring on November 30, 2001. The lease does not provide a provision for renewal but does provide for a month-to-month tenancy for twice the current monthly rent. We believe that our current facilities are suitable for our current needs; however, we anticipate that we will require additional space at the end of our lease term.


         Employees


                  As of June 30, 2001, we have two full-time employees. Pre-Settlement Funding anticipates that the number of employees will increase over the next several years.


         Legal Proceedings

                  We are not currently involved in any material litigation or legal proceedings and are not aware of any potentially material litigation or proceeding against us.



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                  The following discussion should be read in conjunction with our Financial Statements and Notes to those Statements and other financial information appearing elsewhere in this Prospectus.

         Plan of Operation


                  Pre-Settlement Funding is still in the development stage and has earned only a small amount of revenue (less than $5,000) from operations. During the next twelve months Pre-Settlement Funding intends to develop its business of advancing cash to plaintiffs involved in personal injury claims, as well as to plaintiffs involved in other types of claims such as divorce cases. The further development of this business will include, but not be limited to, developing marketing materials, renting additional office space, and interviewing and hiring administrative, marketing and claims personnel. Pre-Settlement Funding may experience fluctuations in operating results in future periods due to a variety of factors including, but not limited to, market acceptance of Pre-Settlement's services, incomplete or inadequate underwriting of Pre-Settlement Funding's cases, Pre-Settlement Funding's ability to obtain additional financing in a timely manner and on terms favorable to Pre-Settlement Funding, Pre-Settlement's ability to successfully integrate prospective asset acquisitions to its existing business operation, delays or errors in Pre-Settlement Funding's ability to upgrade and develop its systems and infrastructure in a timely and effective manner, technical difficulties, system downtime or utility brownouts, Pre-Settlement's ability to attract customers at a steady rate and maintain customer satisfaction, seasonality of advertising sales, the amount and timing of operating costs and capital expenditures relating to the expansion of Pre-Settlement's business, operations and infrastructure and the implementation of marketing programs, key agreements and strategic alliances, the number of products offered by Pre-Settlement, and general economic conditions specific to the personal injury lawsuit industry.


           For the period from our inception through June 30, 2001, we

     o    Formed the company and established its initial structure

     o    Researched  the  market  for  litigation   funding  services  and  the
          activities of our competitors

     o    Researched potential legal barriers to implementing our business plan

     o    Ran print ads in a local advertisement circular

     o    Developed Pre-Settlement Funding's website which was completed in 2001

     o    Entered into consulting agreements with various service providers

     o    Reviewed and analyzed the cases of several potential clients

     o    Issued cash advances to several clients

                  Our website has generated minimum potential business activity as of the date of this Prospectus. Until we receive the proceeds of this offering, our activities will continue to be limited. Without these proceeds we will not have the capital resources or liquidity to:

     o    Implement our business plan;

     o Commence operations through the advancement of cash to qualified customers; or

     o    Hire any additional employees.

         Revenues


                  Pre-Settlement Funding has generated modest revenues from operations from its inception. Pre-Settlement Funding believes it will begin earning additional revenues from operations within the next twelve months as it transitions from a development stage company to that of an active growth stage company.


         Costs and Expenses


                  From our inception through June 30, 2001, we did not generate any revenues. We incurred losses of $400,463 during this period. These expenses were associated principally with stock issuances to our founders, legal, consulting and accounting fees and costs in connection with the development of Pre-Settlement Funding's business plan, market research, and the preparation of Pre-Settlement Funding's registration statement.


                  During the years ended December 31, 2000 and 1999, Pre-Settlement Funding did not generate any revenues. Pre-Settlement Funding incurred expenses of $158,472 during the year ended December 31, 2000 as compared to $1,291 of expenses in 1999. Pre-Settlement Funding's general administrative expenses were $157,337 during the year ended December 31, 2000 as compared to $1,291 of general and administrative expenses for the same period in 1999, an increase of $156,046. The increase was due to Pre-Settlement Funding incurring legal, consulting, and accounting fees and costs in connection with the development of Pre-Settlement Funding's business plan, market research, and the preparation of Pre-Settlement Funding's Registration Statement.

         Liquidity and Capital Resources

                  As of June 30, 2001, we had a working capital deficit of $246,714. As a result of our operating losses from our inception through June 30, 2001, we generated a cash flow deficit of $146,982 from operating activities. Cash flows generated in financing activities for the aforementioned period was $151,260.

                  As of December 31, 2000, Pre-Settlement Funding had a deficiency in working capital of $107,025 compared to a deficit of $1,291 at December 31, 1999, a decrease in working capital of $105,734. The decrease in working capital was due to primarily to increases in accounts payable and accrued expenses of $87,415 during the year ended December 31, 2000.

                  As a result of Pre-Settlement Funding's operating losses during the year ended December 31, 2000, Pre-Settlement Funding generated a cash flow deficit of $100,502 from operating activities. Pre-Settlement Funding met its cash requirements during the year through proceeds from the issuance of capital notes of $124,000.

                  While Pre-Settlement Funding has raised the capital necessary to meet its working capital and financing needs in the past, additional financing is required in order to meet Pre-Settlement Funding's current and projected cash flow deficits from operations and development. Pre-Settlement Funding is seeking financing in the form of equity in order to provide the necessary working capital. Pre-Settlement Funding currently has no commitments for financing. There are no assurances
         Pre-Settlement   Funding  will  be  successful  in  raising  the  funds
         required.

                  Pre-Settlement Funding believes that its existing capital resources will be sufficient to fund its current level of operating activities, capital expenditures, debt and other obligations through the next 12 months. However, if during that period or thereafter, Pre-Settlement Funding is not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to Pre-Settlement Funding, this could have a material adverse effect on Pre-Settlement Funding's business, results of operations liquidity and financial condition.

                  Management believes that if the minimum offering proceeds are raised, sufficient capital will exist to fund its operations, capital expenditures, debt, and other obligations for the next twelve months if other avenues of financing are pursued. Operations will be adjusted to this level of capitalization. Although Pre-Settlement Funding is dependent upon the success of this offering to carry out its business plan, if this offering is unsuccessful, Pre-Settlement Funding will seek to obtain financing through other sources.

         Product Research and Development

                  Pre-Settlement Funding does not anticipate performing research and development for any products during the next twelve months.

         Acquisition or Disposition of Plant and Equipment

                  Pre-Settlement Funding does not anticipate the sale of any significant property, plant or equipment during the next twelve months. Pre-Settlement Funding does not anticipate the acquisition of any significant property, plant or equipment during the next 12 months, other than computer equipment and peripherals used in Pre-Settlement Funding's day-to-day operations. Pre-Settlement Funding believes it has sufficient resources available to meet these acquisition needs.

         Number of Employees


                  As of June 30, 2001, Pre-Settlement Funding had two full time employees. In order for Pre-Settlement Funding to attract and retain quality personnel, Pre-Settlement Funding anticipates it will have to offer competitive salaries to future employees. Pre-Settlement Funding anticipates increasing its employment base to four (4) to six (6) full and/or part-time employees during the next 12 months. This projected increase in personnel is dependent upon Pre-Settlement Funding generating revenues and obtaining sources of financing. As Pre-Settlement Funding continues to expand, Pre-Settlement Funding will incur additional costs for personnel. There are no assurances Pre-Settlement Funding will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.


         Trends, Risks and Uncertainties

                  Pre-Settlement Funding has sought to identify what it believes to be the most significant risks to its business as discussed in "Risk Factors" above, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurances that Pre-Settlement Funding has identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to Pre-Settlement Funding's stock.

    Limited operating history; anticipated losses; uncertainly of future results

                  Pre-Settlement Funding has only a limited operating history upon which an evaluation of Pre-Settlement Funding and its prospects can be based. Pre-Settlement Funding's prospects must be evaluated with a view to the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the litigation funding which Pre-Settlement Funding intends to market and the acceptance of Pre-Settlement Funding's business model. Pre-Settlement Funding will be incurring costs to develop, introduce and enhance its litigation funding services and products, to develop and market an interactive website, to establish marketing relationships, to acquire and develop products that will complement each other, and to build an administrative organization. To the extent that such expenses are not subsequently followed by commensurate revenues, Pre-Settlement Funding's business, results of operations and financial condition will be materially adversely affected. There can be no assurance that Pre-Settlement Funding will be able to generate sufficient revenues from the sale of its services and other product candidates. Pre-Settlement Funding expects negative cash flow from operations to continue for the next 12 months as it continues to develop and market its products. If cash generated by operations is insufficient to satisfy Pre-Settlement Funding's liquidity requirements, Pre-Settlement Funding may be required to sell additional equity or debt securities. The sale of additional equity or convertible debt securities would result in additional dilution to Pre-Settlement Funding's shareholders.

         Potential fluctuations in quarterly operating results

                  Pre-Settlement Funding's quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, most of which are outside Pre-Settlement Funding's control, including: the level of public acceptance of Pre-Settlement Funding's litigation support services and products, the demand for Pre-Settlement Funding's litigation support services and products; seasonal trends in demand; the amount and timing of capital expenditures and other costs relating to the expansion of Pre-Settlement Funding's operations; the introduction of new services and products by Pre-Settlement Funding or its competitors; price competition or pricing changes in the industry; technical difficulties; general economic conditions, and economic conditions specific to the litigation funding market. Pre-Settlement Funding's quarterly results may also be significantly affected by the impact of the accounting treatment of acquisitions, financing transactions or other matters. Particularly at Pre-Settlement Funding's early stage of development, such accounting treatment can have a material impact on the results for any quarter. Due to the foregoing factors, among others, it is likely that Pre-Settlement Funding's operating results will fall below the expectations of Pre-Settlement Funding or investors in some future quarter.

         Management of Growth

                  Pre-Settlement Funding expects to experience significant growth in the number of employees relative to its current levels of employment and the scope of its operations. In particular, Pre-Settlement Funding intends to hire claims adjustors, sales, marketing, and administrative personnel. Additionally, acquisitions could result in an increase in employee headcount and business activity. Such activities could result in increased responsibilities for management. Pre-Settlement Funding believes that its ability to increase its customer support capability and to attract, train, and retain qualified technical, sales, marketing, and management personnel, will be a critical factor to its future success. In particular, the availability of qualified sales, insurance claims, and management personnel is quite limited, and competition among companies to attract and retain such personnel is intense. During strong business cycles, Pre-Settlement Funding expects to experience difficulty in filling its needs for qualified sales, claims adjustors, and other personnel.

                  Pre-Settlement Funding's future success will be highly dependent upon its ability to successfully manage the expansion of its operations. Pre-Settlement Funding's ability to manage and support its growth effectively will be substantially dependent on its ability to implement adequate financial and management controls, reporting systems, and other procedures and hire sufficient numbers of financial, accounting, administrative, and management personnel. Pre-Settlement Funding is in the process of establishing and upgrading its financial accounting and procedures. There can be no assurance that Pre-Settlement Funding will be able to identify, attract, and retain experienced accounting and financial personnel. Pre-Settlement Funding's future operating results will depend on the ability of its management and other key employees to implement and improve its systems for operations, financial control, and information management, and to recruit, train, and manage its employee base. There can be no assurance that Pre-Settlement Funding will be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures, and any inability to do so would have a material adverse effect on Pre-Settlement Funding's business, results of operations, and financial condition.

                  Pre-Settlement Funding's future success depends upon its ability to address potential market opportunities while managing its expenses to match its ability to finance its operations. This need to manage its expenses will place a significant strain on Pre-Settlement Funding's management and operational resources. If Pre-Settlement Funding is unable to manage its expenses effectively, Pre-Settlement Funding's business, results of operations, and financial condition will be materially adversely affected.

         Risks associated with acquisitions

                  Although Pre-Settlement Funding does not presently intend to do so, as part of its business strategy in the future, Pre-Settlement Funding could acquire assets and businesses relating to or complementary to its operations. Any acquisitions by Pre-Settlement Funding would involve risks commonly encountered in acquisitions of companies. These risks would include, among other things, the following: Pre-Settlement Funding could be exposed to unknown liabilities of the acquired companies; Pre-Settlement Funding could incur acquisition costs and expenses higher than it anticipated; fluctuations in Pre-Settlement Funding's quarterly and annual operating results could occur due to the costs and expenses of acquiring and integrating new businesses or technologies; Pre-Settlement Funding could experience difficulties and expenses in assimilating the operations and personnel of the acquired businesses; Pre-Settlement Funding's ongoing business could be disrupted and its management's time and attention diverted; Pre-Settlement Funding could be unable to integrate successfully.

                                   MANAGEMENT

         Management Team Background


                  President & CEO: Mr. Darryl Reed (age 33) is the current President & CEO of Pre-Settlement Funding. Since June of 1999, he has devoted his time and financial resources to the development of Pre-Settlement Funding's business strategy. This has included analyzing all of the major competitors' strengths, weaknesses, and their market strategies. His background includes six years in the insurance and financial services industry. He has received training in field underwriting, case analysis and sales. His primary career has been with New York Life Insurance Company, a major insurance company, and certain of its subsidiaries since October 1995. Such subsidiaries included #1A Eagle Strategies Corp., a registered investment adviser, where Mr. Reed worked from April 1997 until May 2000. While at New York Life, he achieved recognition for outstanding performance in sales and marketing. Prior to his affiliations with New York Life, Mr. Reed was with American Express Financial Advisors from August 1994 through September 1995. Mr. Reed holds several licenses in the financial services industry, including Series 7, 63 and 65. He has a BS in Finance from the University of Florida and an MS from the American College, Philadelphia, PA. He is the Interim President and a director of Next Generations Media Corp.



                  Secretary and Treasurer: Mr. Joel Sens (age 36) is an entrepreneur who, from March 1997, was the founder and principal shareholder of Next Generation Media Corp., a publicly held media holding company. In March 2000, he was instrumental in structuring the sale of a majority interest in Next Generation Media Corp. to The Bighub.com, a publicly traded Internet Company. From January 1994 through March 1997, Mr. Sens acted as a consultant specializing in barter transactions and engaged in financial transactions involving the purchase and sale of newspaper companies, radio stations, and barter companies.

               On February 29, 1996, Mr. Sens pled guilty in the federal court for the Eastern District of Virginia to one count of failing to disclose the existence of an asset worth approximately $7,000 on a statement of assets filed in a personal bankruptcy case that had been subsequently voluntarily dismissed by Mr. Sens. Mr. Sens received one year of probation and a fine of $1,000.


               Case Underwriter: Mr. Chukwuemeka A. Njoku, Esq. (age 36), who has been practicing personal injury law since December 1999, has twelve years of experience in the insurance industry. From September 1994 through November 1999, Mr. Njoku worked for Allstate Insurance Company. From June 1988 through August 1994, he was employed at USAA Insurance, and from April 1984 through May 1988, he handled accident reports and customer service for GEICO Insurance Company.


                  His insurance company duties included handling automobile accident claims and bodily injury claims; setting total loss claims; investigating and interviewing individuals involved in accidents, as well as witnesses and police officers; and conducting scene investigations. He also handled Minor Impact Soft Tissue (MIST) claims.

                  Mr. Njoku is not an employee of Pre-Settlement Funding but has entered into a three-year consulting agreement with Pre-Settlement Funding to provide underwriting services. The consulting agreement provides that Pre-Settlement Funding will pay Mr. Njoku at an hourly rate of $75.00 for his services. As additional compensation, Mr. Njoku will receive a total of 20,000 stock options with an exercise price of $0.50 per share. See the discussion under "Selling Shareholders" above. The agreement may be terminated by either party upon thirty days written notice. If Mr. Njoku or Pre-Settlement Funding terminates this agreement within one year, the additional 10,000 options which vest twelve months after the effective date of this Prospectus will be cancelled. Mr. Njoku may not disclose any secret or confidential information relating to Pre-Settlement Funding's business during the term of the consulting agreement.

         Board of Directors

                  The Board of Directors will assist our management team in making strategic decisions. All of the directors have served on the Board since Pre-Settlement Funding's inception. Management is currently seeking a member of the Virginia Bar Association to serve a two-year term on the board.



          Dr. Kenneth Brochin (age 49) has been a dentist in private practice since 1976. He is also a Clinical Assistant Professor at the Medical College of Ohio. Dr. Brochin is the former secretary, treasurer, and director of Next Generations Media Corp. Dr. Brochin and Joel Sens are brothers-in-law.


          Mr. Darryl Reed is the current President & CEO of Pre-Settlement Funding. (Please refer to the Management Team Background section above for a discussion of Mr. Reed's background.)

          Jeffrey Sens (age 36) has been the Vice President of Operations since August 1997 for Top Driver Inc., a national driving school based outside of New York City. Prior to working at Top Driver Inc., Mr. Sens held a variety of senior operations management positions with prominent consumer goods companies such as the Sara Lee Corporation (1995-1997) and President International Corporation (1992-1995). Mr. Sens is also a former director of Next Generation Media Corp. Mr. Sens has a Bachelor of Science in industrial engineering from the University of Toledo and an MBA from Clemson University. Mr. Jeffrey Sens is the brother of Mr. Joel Sens.

          Mr. Joel Sens is the current Secretary and Treasurer of Pre-Settlement Funding.


                  (Please refer to the Management Team Background section above for a discussion of Mr.Sens' background.)

         Staffing

                  Pre-Settlement Funding's management team recognizes that additional staff will eventually be required to support marketing, sales, research, and support functions. Over the next year we will be looking to expand our staff to meet the demands created by Pre-Settlement Funding's anticipated growth over the next five years. This will include hiring full-time case underwriters to analyze new cases.

         Compensation of Directors

                  Directors currently receive no salary for their services and no fee for their participation in meetings, although all Directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board. We anticipate that the Directors will be compensated for attending meetings in the future.

         Executive Compensation

                  We have not paid any compensation to our officers and directors since our inception, and we do not expect to pay any compensation in any amount or of any kind to our executive officers or directors until the successful completion of this offering. If and when we have raised sufficient working capital, we will commence paying a salary to Darryl Reed pursuant to an Employment Agreement entered into on October 1, 2000 at a rate of not less than $140,000 per year, to be increased periodically based on an inflation index. We will pay Joel Sens pursuant to an Employment Agreement entered into on October 1, 2000 at a rate of not less than $140,000 per year, to be increased periodically based on an inflation index. These salaries will be reviewed annually and adjusted upward as the parties may mutually agree. In addition to this salary, a cash bonus may be awarded based upon performance. As of December 31, 2000, Pre-Settlement Funding has accrued approximately $70,000 in compensation expense to Messrs. Reed and Sens which will not be paid out until Pre-Settlement Funding has a sufficient amount of working capital.

                  Additional benefits under the employment agreements include health, major medical and dental benefits as well as a life insurance policy with a death benefit of not less than $1,500,000. In addition, Pre-Settlement Funding will provide an automobile or monthly car allowance, such benefit not to exceed $600 per month.

                  The term of these agreements are for three years from the date of execution; however, the agreements may be automatically extended for additional one year terms unless ninety-day written notice of intent to terminate the contract or to negotiate other terms and conditions is given by either party to the agreements. In the event the agreement is not renewed or extended or a new agreement is not entered into, Mr. Sens or Mr. Reed would be paid the compensation which would have been paid under the agreements for twelve months after expiration of the initial or subsequent terms of the agreements.

                  The agreements may be voluntarily terminated by the employees by providing a ninety-day written notice to Pre-Settlement Funding. All compensation shall terminate as of the effective date of such termination. Pre-Settlement Funding may terminate the agreements for "just cause" as defined in the agreements. If an agreement is
         terminated   due  to   disability  of  the  employee  or  by  voluntary
         termination, the employee will receive a severance package that includes the compensation he would have received under the agreement for twelve months after the date of termination and life insurance, medical insurance, dental insurance and long-term disability insurance for the twelve-month period following the termination.

                  The agreements prohibit Mr. Sens and Mr. Reed from competing with the business of Pre-Settlement Funding and from soliciting clients of Pre-Settlement Funding during the term of their employment and for one year thereafter.

                           RELATED PARTY TRANSACTIONS


                  On October 26, 2000 subscription agreements were entered into with Messrs. Sens and Reed whereby the founders were issued common stock and options to purchase additional shares of common stock. On January 2, 2001, for consideration in the amount of $3,010, Mr. Joel Sens received 3,000,000 shares of common stock and the following options to purchase additional shares of common stock: (i) 400,000 for an exercise price of $0.50 per share, (ii) 300,000 shares of common stock for an exercise price of $1.00 per share, (iii) 300,000 options for an exercise price of $1.75 per share, and (iv) 500,000 options for an exercise price of $2.00 per share.


                  On January 2, 2001, for consideration in the amount of $2,010, Mr. Darryl Reed received 2,000,000 shares and the following options to purchase additional shares of common stock: (i) 400,000 for an exercise price of $0.50 per share, (ii) 300,000 shares of common stock for an exercise price of $1.00 per share, (iii) 300,000 options for an exercise price of $1.75 per share, and (iv) 500,000 options for an exercise price of $2.00 per share.

                  As discussed under "Selling Shareholders," one hundred thousand (100,000) of the shares received by Mr. Sens and 100,000 of the shares received by Mr. Darryl Reed and all of the Option Shares are being registered pursuant to the registration statement of which this Prospectus is a part and will be freely transferable upon the effective date of this Prospectus. The remaining outstanding common stock issued under the subscription agreements discussed above are Rule 144 securities and are not being registered under the 1933 Act, and may not be transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under the Act or pursuant to an opinion of counsel to the effect that such registration is not required.

                  Typhoon Capital's Options

                  In order to execute our long-term and short-term strategic plans and to continue our operations, we need to raise funds through public or private debt or equity financings. Consistent with this approach, we have entered into a non-exclusive consulting agreement with Typhoon Capital effective March 15, 2001, with services to be provided starting on the effective date of Pre-Settlement Funding's Registration Statement. Pursuant to the terms of the agreement, we have agreed to pay Typhoon Capital a fee of $4,000 per month for its services. The initial monthly payment shall be due on the first day of the month after the month which Pre-Settlement Funding's Registration Statement is declared effective. In addition, Typhoon Capital received options to purchase 1,500,000 shares of Pre-Settlement Funding stock at $1.00 per share.

                  The options shall expire on the earlier of five (5) years from the date of the agreement and twelve months from the termination of the agreement. The agreement does not have a set termination date but may be terminated by either Pre-Settlement Funding or Typhoon Capital at any time, with or without cause, upon 60 days advance written notice to the other party.

                  In the event that Pre-Settlement Funding successfully raises a total of over $1.25 million in cash while Typhoon Capital is engaged as a consultant, or within 60 days of the termination of the agreement, Pre-Settlement Funding shall pay Typhoon Capital a $150,000 cash success fee for its efforts if Typhoon has not earned at least $150,000 through a combination of the monetary cash retainer and profits from exercising its options.

               Sanjay Sabnani and Manisha Sabnani control Typhoon Capital. Typhoon Capital's services to Pre-Settlement Funding will include the following:

     o acting as Pre-Settlement Funding's outsourced Investor Relations Agency for the purposes of fielding investor calls, drafting investor materials, and maintaining investor data bases

     o serving as a liaison for financial intermediaries in investment banking, venture capital, and debt financing

     o assisting in the development of shareholder materials, including quarterly and annual reports, press releases, road-show presentations and investor conference call presentations

     o identifying and qualifying possible target acquisition candidates for Pre-Settlement Funding.

                  There can be no assurance that we will be able to raise additional capital through this financial advisory arrangement.

                  The Option Shares underlying the options granted to Typhoon Capital are being registered pursuant to the agreement. Typhoon Capital will offer the shares of our common stock that it receives from the exercise of its options for its account, and not for our account. We will not receive any proceeds from the resale of our common stock by Typhoon Capital. We will receive the proceeds from the exercise of the options. Typhoon Capital will be offering for sale up to 1,500,000 shares of our common stock acquired by it pursuant to the exercise of the options we issued to it in connection with the consulting agreement.

                  Except for the transactions discussed above, there were no other transactions between Pre-Settlement Funding and its officers or directors of more than $60,000.

                             PRINCIPAL STOCKHOLDERS

                  As of  January  23,  2001,  there  were  5,368,000  issued and outstanding  and  4,530,000  shares  reserved  for  issuance  under the
         options  outstanding.   The  following  table  sets  forth  information
         regarding the beneficial ownership of shares of Pre-Settlement Funding's stock as of January 23,2001 by (i) all shareholders known to Pre-Settlement Funding to be beneficial owners of more than 5% of the outstanding common stock; (ii) each director and executive officer; and
         (iii) all officers and directors of Pre-Settlement Funding as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.



        ------------------------------- ------------------------------------------- ----------------------- ------------------
        Title of Class                  Name and Address of Beneficial owner(1)     Amount of                Percent
                                                                                    Beneficial Ownership    Of
                                                                                                            Class (2)
        ------------------------------- ------------------------------------------- ----------------------- ------------------
        ------------------------------- ------------------------------------------- ----------------------- ------------------
        Common Stock                    Joel P. Sens                                 4,500,000 (3)           45.50%
        ------------------------------- ------------------------------------------- ----------------------- ------------------
        ------------------------------- ------------------------------------------- ----------------------- ------------------
        Common                          Darryl W. Reed                               3,500,000 (3)           35.39%
        Stock
        ------------------------------- ------------------------------------------- ----------------------- ------------------
        ------------------------------- ------------------------------------------- ----------------------- ------------------
        Common                          Typhoon Capital                              1,550,000 (4)           15.67%
        Stock
        ------------------------------- ------------------------------------------- ----------------------- ------------------
        ------------------------------- ------------------------------------------- ----------------------- ------------------
        Common                          Shares of all directors and executive        9,550,000               96.56%
        Stock                           officers as a group
        ------------------------------- ------------------------------------------- ----------------------- ------------------
        ------------------------------- ------------------------------------------- ----------------------- ------------------

        ------------------------------- ------------------------------------------- ----------------------- ------------------

         (1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and accordingly, may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days pursuant to the conversion of convertible equity, exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

         (2) The percent of class is based upon the 5,368,000 issued and outstanding shares of common stock as of January 23, 2001, plus the options for the person shown which are granted, assuming no other changes in the beneficial ownership of our securities.

         (3) Includes 1,500,000 options granted, 400,000 to purchase company's common stock at $.50 per share, 300,000 to purchase company's common stock at $1.00 per share, 300,000 to purchase company's common stock at $1.75 per share, 500,000 to purchase company's common stock at $2.00 per share.

         (4) Includes 1,500,000 options granted to purchase Pre-Settlement Funding's common stock at $1.00 per share. Sanjay Sabnani and Manisha Sabnani are the beneficial owners of Typhoon Capital.

         Restrictions Upon Resale

               Of the shares held by Selling Shareholders as a result of exercise of the 10% convertible notes 139,000 may not be transferred for 180 days following the effective date of this Prospectus. See "Registration Rights Agreements."

         Voting Arrangements

               Mr. Sens and Mr. Reed have entered into a Stockholder Agreement which governs the transfer of their shares and includes a voting agreement provision. Pursuant to the voting agreement, Mr. Sens and Mr. Reed each must cast the number of votes to which each is entitled as a Shareholder for the election to the Board of Directors as will, together with the votes so cast by the other, cause the election to, and retention or removal of, the persons nominated by each of Sens and Reed, as members of the Board. Mr. Sens will be entitled to nominate three members of the Board, and Mr. Reed will be entitled to nominate two members of the Board.



                            DESCRIPTION OF SECURITIES


                  Our authorized capital consists of 20,000,000 shares of common and preferred stock, par value $0.001 per share, which may be issued in one or more series at the discretion of the Board of Directors. Of this total number of authorized shares, 100,000 shares will be preferred stock and 19,900,000 will be common stock. As of June 30, 2001, 5,368,000 shares of common stock were issued and outstanding. No shares of preferred stock have been issued as of the date of this Prospectus.

         Common Stock

                  Holders of shares of common stock are entitled to one vote per share on each matter submitted to vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of shares of common stock will be able to elect the entire Board of Directors, and, if they do so, minority stockholders would not be able to elect any members to the Board of Directors. Our Board of Directors has authority, without the action by our shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of our present stockholders and which may dilute the book value of the shares of common stock.

                  Our  stockholders  have  no  pre-emptive   rights  to  acquire
         additional shares of common stock. The shares are not subject to redemption and carry no subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All of the shares of common stock currently issued and outstanding are fully paid and non-assessable.

                  Holders of shares of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on our shares of common stock and there can be no assurance that we will pay dividends in the foreseeable future.

         Preferred Stock

                  Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by our Board of Directors. Our Board of Directors has authority, without action by the stockholders, to determine the voting rights, preferences as to dividends and liquidation, conversion rights and any other rights of such series. Any shares of preferred stock, if and when issued, may carry rights superior to those of the shares of common stock. There currently are no preferred shares outstanding nor any plans to issue any.

         Certain Anti-takeover Devices

                  We  are  subject  to  Section  203  of  the  Delaware  General
         Corporation Law, which restricts certain transactions and business combinations between a corporation and an "Interested Stockholder" owning 15% or more of the corporation's outstanding voting stock for a period of three years from the date the stockholder becomes an Interested Stockholder. Subject to certain exceptions, unless the transaction is approved by the Board of Directors and the holders of at least 66-2/3% of the outstanding voting stock of the corporation
         (excluding shares held by the Interested Stockholder), Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the Interested Stockholder, or any other transaction that would increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an Interested Stockholder, the Interested Stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both directors and officers or by certain stock plans).

         Transfer Agent and Registrar

                  The transfer agent and registrar for our common stock is Oxford Transfer & Registrar Agency, Inc., 317 Southwest Alder, Suite 1120, Portland, Oregon 97204, (503)225-0375.

         Shares Eligible For Future Sale

                  Upon the consummation of this offering, Pre-Settlement Funding will have 6,118,000 common shares outstanding (assuming no exercise of the options outstanding) of which 1,248,000 common shares, consisting of the 750,000 shares being offered hereby and the 498,000 shares held by the Selling Shareholders, will be freely transferable without restriction or further registration under the 1933 Act by persons other than our "affiliates" (as that term is defined under the 1933 Act) (except for those Outstanding Shares subject to the 180-day lock-up period).

                  The remaining 4,850,000 shares are "restricted securities" within the meaning of Rule 144 under the 1933 Act and may not be sold in the absence of a registration under the 1933 Act unless an exemption from registration is available, including the exemption contained in Rule 144. In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities for a period of at least one year, including an "affiliate" as that term is defined in Rule 144, is entitled to sell, within any three-month period a number of "restricted" shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about us. Rule 144(k) provides that a person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years is entitled to sell such shares at any time under Rule 144 without regard to the limitation described above.

                             ADDITIONAL INFORMATION


          We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith file reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied (for a fee) at the public reference facilities maintained by the Commission at the Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: 233 Broadway, New York, New York 10279, and Citicorp Center, 500
     W. Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.


                  We have filed with the Commission a registration statement on Form SB-2 under the 1933 Act with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Pre-Settlement Funding and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                              FINANCIAL STATEMENTS

                          PRE-SETTLEMENT FUNDING, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                           DECEMBER 31, 2000 AND 1999

                            FINANCIAL STATEMENTS WITH

                                 AUDIT REPORT OF

                          CERTIFIED PUBLIC ACCOUNTANTS



                                                 PRE-SETTLEMENT FUNDING CORPORATION

                                                   Index to Financial Statements

---------------------------------------------------------------------------------------------------------------------------



                                                                                                           Page No.
             Report of Independent Certified Public Accountants                                               F-3
             Balance Sheet at December 31,2000 and 1999                                                       F-4
             Statement of Losses for the Year Ended December 31, 2000 , the Period October 14, 1999
             (Date of Inception) through December 31, 1999 and the Period October 14, 1999 (Date of
             Inception) Through December 31,2000                                                              F-5
             Statement of Deficiency in Stockholders' Equity for the Period
             October 14, 1999 (Date of Inception) Through December 31,2000                                    F-6
             Statement of Cash Flows for the Year Ended December 31, 2000 , the Period October 14,
             1999 (Date of Inception) through December 31, 1999 and the Period October 14, 1999
             (Date of Inception) Through December 31,2000                                                     F-7
             Notes to Financial Statements                                                                F-8 to F-16


                             STEFANOU & COMPANY, LLP

                          CERTIFIED PUBLIC ACCOUNTANTS

                                1360 Beverly Road
                                    Suite 305
                              McLean, VA 22101-3621
                                  703-448-9200
                               703-448-3515 (fax)
                                                                Philadelphia, PA
--------------------------------------------------------------------------------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Board of Directors
         Pre-Settlement Funding Corporation
         Arlington, VA

                  We have audited the accompanying balance sheets of Pre-Settlement Funding Corporation (a development stage company) as of December 31, 2000 and 1999 and the related statements of losses, deficiency in stockholders' equity, and cash flows for the year ended December 31, 2000, the period October 14, 1999 (date of inception) through December 31, 1999 and the period October 14, 1999 (date of inception) to December 31, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.


                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pre-Settlement Funding Corporation as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000, for the period October 14, 1999 (date of inception) to December 31, 1999, and for the period October 14, 1999 (date of inception) to December 31, 2000 in conformity with generally accepted accounting principles.

                  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                               \s\ STEFANOU & COMPANY,  LLP
                                               ---------------------------
                                                     Stefanou & Company,  LLP
                                                    Certified Public Accountants

         McLean, Virginia
         February 1, 2001



                       PRE-SETTLEMENT FUNDING CORPORATION
                          (A Development Stage Company)
                                  BALANCE SHEET
                           DECEMBER 31, 2000 AND 1999






                                                        ASSETS                                   2000              1999
                                                                                                 ----              ----

                             Current Assets:
                                  Cash                                                             $  22,207           $   809
                                  Loans receivable  (Note F)                                          22,445                 -
                                  Prepaid expenses and other                                          7,738                  -
                                                                                                    ----------            -------


                                        Total current assets                                      $  52,390           $    809
                                                                                                  ==========          ========



                                   LIABILITIES

                             Current Liabilities:
                             Accounts payable and accrued liabilities (Note F)                        87,415                 -
                             Advances from shareholder                                                     -             2,100
                             Convertible notes payable (Note B)                                       72,000                 -
                                                                                                   ---------        ----------
                                     Total current liabilities                                       159,415             2,100

                             Commitments and contingencies (Note E)                                        -                 -

                             DEFICIENCY IN STOCKHOLDERS' EQUITY
                             (NOTE C)
                             Preferred Stock, $.001 par value
                             100,000 shares authorized, none outstanding                                   -                 -
                             Common Stock, $.001 par value, 19,900,000 shares authorized,
                             104,000 shares issued and outstanding at December 31, 2000;
                             none at December 31, 1999                                                   104                 -
                             Additional paid in capital                                               51,896                 -
                             Deficit accumulated during development stage                          (159,025)           (1,291)
                                                                                           -----   --------- -----------------
                                    Deficiency in stockholder's equity                             (107,025)           (1,291)
                                                                                           -----   --------- -----------------

                                                                                                  $  52,390            $   809
                                                                                                  ==========           =======



                 See accompanying notes to financial statements













                       PRE-SETTLEMENT FUNDING CORPORATION
                          (A Development Stage Company)
                              STATEMENTS OF LOSSES





                                                                                        For the
                                                                                         Period
                                                                                      October 14,
                                                                                     1999 (Date of         For the
                                                                     For the Year    Inception) to   Period October 14,
                                                                    Ended December   December 31,       1999 (Date of
                                                                       31, 2000           1999          Inception) to
                                                                          -----           ----          December 31, 2000
                                                                                                      --------------------

                          Revenues:                                          $     -          $   -             $       -

                          Costs and expenses:
                             General and administrative                      157,337          1,291           $   158,628
                              Interest expense                                                    -                1,135
                                                                   ---------------   -------------- --------------------
                                                                               1,135
                              Total costs and expenses                       158,472          1,291
                                                                                                                  159,763

                          Other income and (expenses):
                              Interest income                                                     -                   738
                                                                   ----------------- ------------ - ---------------------
                                                                                738

                          Loss form operations                             (157,734)        (1,291)             (159,025)
                               Income (taxes) benefit                                                                   -
                                                                   -------------------------------- ---------------------
                                                                                   -              -

                               Net loss                                  $ (157,734)      $ (1,291)          $  (159,025)
                                                                         ===========      =========          ============


                          Loss per common share (basic and

                          assuming dilution) (Note G)                     $   (7.28)       $ (0.00)             $  (8.39)
                                                                          ==========       ========             =========

                          Weighted average shares outstanding                 21,666              -                18,958
                                                                   ================= =========    = ====           ======





                                  See accompanying notes to financial statements


                                                 PRE-SETTLEMENT FUNDING CORPORATION
                                                   (A Development Stage Company)
                                           STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                              FOR THE PERIOD OCTOBER 14, 1999 (Date of Inception) TO DECEMBER 31, 2000




                                                                         Additional     Deficit Accumulated
                                         Common Shares   Stock Amount  Paid In Capital  during Development Stage        Total
                                                ------         ------          -------         -----------              ------
Net loss                                              -         $    -         $     -          $    (1,291)         $   (1,291)
                                         ----------------       ------         -------          ------------         -----------
                                                      -
Balance at December 31, 1999                                                                         (1,291)             (1,291)
                                                      -              -               -
Common stock issued on September 30,
2000 in exchange for convertible debt
at $.50 per share (Note B)                       78,000             78          38,922                     -              39,000
Common stock issued on November 27,
2000 in exchange for convertible debt
at $.50 per share (Note B)                       26,000             26          12,974                     -              13,000
Net loss at December 31, 2000                                                                      (157,734)           (157,734)
                                         --------------------------------------------------------- --------- --------- ---------
                                                      -              -               -

Balance at December 31, 2000                   104,000       $    104       $  51,896          $   (159,025)        $  (107,025)
                                               ========      =========      ==========         =============        ============









                                  See accompanying notes to financial statements

                       PRE-SETTLEMENT FUNDING CORPORATION
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS






                                                                                            For the
                                                                                             Period        For the Period
                                                                                          October 14,     October 14, 1999
                                                                           For the Year  1999 (Date of  (Date of Inception)
                                                                              Ended      Inception) to  to December 31, 2000
                                                                                                                       -----
                                                                          December 31,   December 31,
                                                                               2000           1999
                                                                               ----           ----

                 Cash flows from operating activities
                 Net Loss                                                    $ (157,734)      $ (1,291)         $  (159,025)
                 Changes in assets and liabilities
                    Loans Receivable                                            (22,445)              -             (22,445)
                    Prepaid Expenses                                             (7,738)              -              (7,738)
                    Accounts Payable and accrued expenses                        87,415               -               87,415
                                                                               -------------  ----------              ------
                 Net cash provided from (use in) operating activities          (100,502)        (1,291)            (101,793)
                 Cash Provided (Used) by Financing Activities
                   Proceeds from Issuance of Capital Notes                       124,000              -              124,000
                   Repayment of Shareholder advance                              (2,100)          2,100                    -
                                                                                  ------------     -----    -----------------
                 Net cash provided in financing activities                       121,900          2,100
                                                                          ----   ------- ----     -----
                                                                                                                    124,000
                 Increase (decrease) in cash and cash equivalents                 21,398            809               22,207
                 Cash and cash equivalents, beginning of year
                                                                          -------------
                                                                                    809               -                 -
                                                                                    ----              -                 -

                 Cash and cash equivalents, end of the year                   $  22,207       $   809             $  22,207
                                                                          =   ==========      =========           =========


                 Supplemental Information:
                 Common Stock issued for Capital Notes                         $  52,000              -            $  52,000
                 Cash paid during the period for interest                              -              -                    -
                 Cash paid during the period for taxes                                 -              -                    -




                                See accompanying notes to financial statements

                       PRE-SETTLEMENT FUNDING CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31,2000 and 1999

         NOTE A-SUMMARY OF ACCOUNTING POLICIES

         A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

         Business and Basis of Presentation

         Pre-Settlement Funding Corporation ("Company") was formed on October 14, 1999 under the laws of the state of Delaware. The Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and is seeking to provide financing to plaintiffs who are involved in personal injury claims. From its inception through the date of these financial statements the Company has recognized no revenues and has incurred significant operating expenses.

         Revenue Recognition


         The Company plans to advance cash to personal injury plaintiffs throughout Virginia, Maryland and the District of Columbia in exchange for a portion of the plaintiff's anticipated litigation claims. The company through Plaintiff's counsel will file appropriate papers securing its position. At the inception of the advance, no revenue is recognized and the cash advances, together with the initial direct costs of originating the advance, which are capitalized, will appear on the balance sheet as "Claims Advances". The Claims Advances will be classified as current or non-current assets, depending upon management's estimate as to when the underlying claim will be settled. The Company is paid only if the customer receives a monetary settlement or judgement that exceeds the plaintiff's lawyer's expenses. Revenues from the Company's portion of the anticipated settlement will be recognized upon the realization of the claims.


         Non-refundable processing/administrative fees received by the company will be offset against the direct initial costs of originating the advance. The resulting amount will be amortized to income over the expected life of the claim.


         Advertising

         The Company follows the policy of charging the costs of advertising to expenses incurred. The Company did not occur any advertising costs during the years ended December 31, 2000 and 1999.

         Property and Equipment

         For financial statement purposes, property and equipment will be depreciated using the straight-line method over their estimated useful lives (three to five years for furniture, fixtures and equipment). The straight-line method of depreciation is also used for tax purposes.

         Income Taxes
         Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, "Accounting for Income Taxes". Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.



                       PRE-SETTLEMENT FUNDING CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31,2000 and 1999


         NOTE A-SUMMARY OF ACCOUNTING POLICIES (continued)


         Cash Equivalents

         For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

         Impairment of Long-Lived Assets

         The Company has adopted Statement of Financial Accounting Standards No. 121 (SFAS 121). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No.121 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly actual results could differ from those estimates.

         Concentrations of Credit Risk

         Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company currently has no customers. The Company will periodically review its Claims Advances in determining its allowance for unsuccessful settlements to provide for estimated future losses of advances made to plaintiffs. The allowances will be based upon an assessment of overall risks, management's evaluation of probable losses, historic performance, and monthly reviews of cases. Specific advances will be written off when the probability of loss has been established in amounts determined to cover such losses after giving consideration to the claim's underlying value.


         Stock Based Compensation

         The Company accounts for stock transactions in accordance with APB Opinion 25, "Accounting for Stock Issued to Employees." In accordance with statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company has adopted the proforma disclosure requirements.

                       PRE-SETTLEMENT FUNDING CORPORATION

                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31,2000 and 1999


         NOTE A-SUMMARY OF ACCOUNTING POLICIES (continued)


         Liquidity


         The Company is in the development stage and its efforts have been principally devoted to developing a litigation funding business, which advances funds to personal injury plaintiffs in exchange for a portion of their claims. To date, the Company has generated no revenues, has incurred expenses, and has sustained losses. As shown in the accompanying financial statements, the Company has incurred a net loss of $157,734 during the year ended December 31, 2000 and $1,291 during the period October 14, 1999 (date of inception) through December 31, 1999. The Company's current liabilities exceeded its current assets by $107,025 as of December 31, 2000. For the period from inception through December 31, 2000, the Company has accumulated losses of $159,025. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise.


         Comprehensive Income

         The Company does not have any items of comprehensive income in any of the periods presented.

         Segment Information


         The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") in the year ended December 31, 1998. SFAS No. 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segment.

                       PRE-SETTLEMENT FUNDING CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 and 1999



         NOTE A-SUMMARY OF ACCOUNTING POLICIES (continued)



         New Accounting Pronouncements

         In 2000, the Company adopted the provisions of EITF 00-2. The pronouncement indicates that costs incurred in connection with operating a web site are period expenses. Upgrades and enhancements that add functionality should be expensed or capitalized based upon the general model of SOP 98-1. At the end of the year the company had not incurred any capitalized web development expenditures.

          The Company adopted Statement of Financial Accounting Standards No. 132, Employers' Disclosures about Pension and Other -Post Employment Benefits ("SFAS 132") in the six months ended December 31,2000. SFAS No. 132 establishes disclosure requirements regarding pension and post employment obligations. SFAS No. 132 does not effect the Company as of December 31, 2000.

         In March 1998, Statement of Position No. 98-1 was issued, which specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement, and therefore believes that adoption will not have a material effect on financial condition or operating results.

         In April 1998, Statement of Position No. 98-5 was issued which requires that companies' expense defined previously capitalized start-up costs including organization costs and expense future start-up costs as incurred. Adoption of this statement does not have an effect on financial condition or operating results.

         The Company adopted Statement of Financial Standards No. 133, Accounting for Derivative Instruments and for Hedging Activities ("SFAS No. 133") in the six months ended December 31,2000. SFAS No. 133 requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. SFAS No. 133's impact on the Company's consolidated financial statements is not expected to be material as the Company has not historically used derivative and hedge instruments.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (" SAB 101"), Revenue Recognition in Financial Statements, which will become effective December 31, 2000. The Company does not expect the standard to have a material effect on its results.

                       PRE-SETTLEMENT FUNDING CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 and 1999



         NOTE B- CONVERTIBLE NOTES PAYABLE

         Note payable at December 31,2000 consists of the following:
        Notes  payable,  convertible  into common  stock at a price of $ .50 per
        share: interest at a rate of 10% per annum; due March 28, 2001.                             $ 25,000
        Notes payable, convertible into common stock at a price of $ .50 per share:
        interest at a rate of 10% per annum; due April 16, 2001.                                      5,000
        Notes payable, convertible into common stock at a price of $ .50 per share:
        interest at a rate of 10% per annum; due May 7, 2001.                                         5,000
        Notes payable, convertible into common stock at a price of $ .50 per share:
        interest at a rate of 10% per annum; due May 24, 2001.                                       25,000
        Notes payable, convertible into common stock at a price of $ .50 per share:
        interest at a rate of 10% per annum; due June 14, 2001.                                      12,000

                                                                                                   $ 72,000


         NOTE C - CAPITAL STOCK

         The Company was incorporated under the laws of the State of Delaware on October 14, 1999 under the name of Pre-Settlement Funding Corporation. The company has authorized 100,000 shares of preferred stock, with a par value of $.001 per share. As of December 31, 2000, there are no preferred shares outstanding.

         The Company has authorized 19,900,000 shares of common stock, with a par value of $.001 per share. As of December 31, 2000, there are 104,000 shares of common stock outstanding.

         In March 2000, the Company issued $124,000 of notes payable convertible into common stock at a price equal to $ .50 per share. As of December 31, 2000, the holders of the notes payable elected to convert $52,000 of the notes, net of costs, in exchange for 104,000 shares of the Company's common stock (see Note J).

         NOTE D-INCOME TAXES

         The Company has adopted Financial Accounting Standard number 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

                       PRE-SETTLEMENT FUNDING CORPORATION

                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 and 1999



         NOTE D- INCOME TAXES (continued)


         For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $159,025, which expire through 2020, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carryforward is approximately $54,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will not be realized.

         Components of deferred tax assets as of December 31,2000 are as follows:

         Non Current:

                  Net operating loss carryforward    $    54,042
                  Valuation allowance                     (54,042)
                                                     -------------
                  Net deferred tax asset             $              -
                                                     ================




         NOTE E-COMMITMENTS AND CONTINGENCIES


         Lease Commitments

         The Company leases office space for its corporate offices in Arlington,
         Virginia.   Commitments  for  minimum   rentals  under   noncancellable
         operating leases at December 31,2000 are as follows:

         2000                                                     $ 4,430
         2001                                                     $ 4,680


         Rental expense for the period October 14, 1999 (date of inception) through December 31,2000 was $4,363. The lease was renewed subsequent to the date of these financial statements through December 2001 at an annual rental of $4,680.



         Employment agreements

         The Company has an employment agreement with the Company's Chief Executive Officer/President and Secretary/Treasurer. In addition to salary and benefit provisions, the agreement includes defined commitments should the employee terminate the employment with or without cause.

         The Company has consulting agreements with outside contractors to provide web development and business development services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

                       PRE-SETTLEMENT FUNDING CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 and 1999




         NOTE F-RELATED PARTY TRANSACTIONS

         Included in accounts payable and accrued expenses is $751 at December 31,2000, which represents advances from stockholders or officers of the Company. No formal agreements or repayment terms exist.

         Included in loan receivable is $15,000 at December 31,2000, which represents a loan to officers of the Company. The loan bears interest at 8% per annum, is due December 31, 2001 and is unsecured.


         Included in accounts payable and accrued liabilities is $70,000 of unpaid salary for stockholders of the company. The amount reflects the forth quarter accrual for two of the stockholders based upon an annual salary for each of $140,000 per annum.


         NOTE G - EARNINGS PER SHARE

         Basic and fully diluted earnings per share are calculated by dividing net income available to common Stockholders by the weighted average of common shares outstanding during the year.

                                                                                                Inception October 14,
                                                                                                1999 through December
                                                                       2000          1999              31, 2000
                                                                       ----          ----              --------

        Loss Available to Common Shareholders                        $ (157,734)    $ (1,291)               $ (159,025)
                                                                     -----------    ---------               -----------
        Basic and Fully Diluted Loss Per Share                           $(7.28)        $   -                 $  (8.39)
                                                                         -------        -----                 ---------
        Weighted Average Common Shares Outstanding                        21,666            -                    18,958
                                                                          ======  ===========                    ======




         NOTE H- GOING CONCERN MATTERS

         The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements from October 14, 1999 (date of inception of Company), the Company incurred loses from operations of $159,025. This factor among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.


         The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing of its products, establishing a profitable market for the Company's products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.


         In order to improve the Company's liquidity, the Company is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

         If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

         In January of 2001, 4,520,000 options to purchase stock of the company were issued to the founders and a consultant. The range of exercise prices is from $0.50 to $2.00 per share.



                       PRE-SETTLEMENT FUNDING CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 and 1999


         NOTE J-SUBSEQUENT EVENT


         Subsequent to the date of the financial statements, the holders of the $ 72,000 of convertible Notes Payable, exercised their rights to convert the unpaid principal to the Company's common stock at the conversion price of $.50 per share.

         Also $15,000 of convertible notes payable were issued and converted to 30,000 shares of common stock.

                       PRE-SETTLEMENT FUNDING CORPORATION
                          (A Development Stage Company)
                        UNAUDITED CONDENSED BALANCE SHEET
                                  JUNE 30, 2001



                           ASSETS                                June 30, 2001

         Current Assets:
                 Cash and Equivalent                            $       4,278
                 Loan Receivable                                       16,890
                 Prepaid Expenses and Other                             1,038
                Advances to Plaintiffs                                  2,700

                                                                      $24,906


         Current Liabilities:
               Accounts Payable and Accrued Liabilities                271,620


         Deficiency In Stockholder's Equity
         Preferred Stock, $.001 par value
         100,000 shares authorized, none outstanding
         Common Stock, Par Value, $.001 per share; 19,900,000 shares
         Authorized; 5,368,000 issued at June 30, 2001                  5,368
         Additional Paid in Capital
         145,893
         Deficit Accumulated during Development Stage                (397,975)
                                                                     ---------
                  Deficiency in Shareholders' Equity                 (246,714)
                                                                     ---------

                                                                       $24,906





                                                 PRE-SETTLEMENT FUNDING CORPORATION
                                                   (A Development Stage Company)
                                              UNAUDITED CONDENSED STATEMENT OF LOSSES


                                For the three      For the three      For the six         For the six        For the Period
                                Months Ended       Months Ended       Months Ended        Months Ended       October 14, 1999
                                June 30, 2001      June 30, 2000      June 30, 2001       June 30, 2000      (Inception)
                                                                                                             To June 30, 2001

 Revenues                                       -                  -                   -                  -                  -

 General and Administrative               $87,444            $18,844            $242,873            $18,844           $401,501

 Other Income

And Expense                                2,489                  -               3,924                  -              1.038
                                         ------      --------------               -----        -------------          --------
Loss from Operations                    (84,955)           (18,844)         (238,949)             (18,844)          (400,463)
Income tax benefit                             -                  -                   -                  -                  -
Net loss                               $(84,955)         $(18,844)        $(238,949)            $(18,844)          $(400,463)
                                       =========          =======        ===========              =======          ==========


Net Loss Per Common Share
(Basic and Assuming Dilution)            $(.016)                  -             $(.044)                  -            $(0.24)

Weighted Average Shares
Outstanding                            5,368,000               None           5,368,000               None          1,668,243




                       PRE-SETTLEMENT FUNDING CORPORATION
                          (A Development Stage Company)
                        CONDENSED STATEMENT OF CASH FLOWS





                                                       SIX MONTHS ENDED         SIX MONTHS ENDED      For the Period October
                                                         JUNE 30, 2001            JUNE 30, 2000       13, 1999 (Inception) to
                                                                                                           June 30, 2001

        CASH FLOWS FROM OPERATING

        ACTIVITIES                                                $(45,189)                $(18,844)               $(146,982)
                                                                  =========                =========               ==========


        CASH FLOWS FROM INVESTING

        ACTIVITIES                                                        -                        -                        -
                                                                          =


        CASH FLOWS FROM FINANCING

        ACTIVITIES                                                   27,260                   18,750                  151,260
                                                                     ======                   ======                  =======
                                                                   (17,929)                     (94)                    4,278
                                                                   --------  -----              ----  ----              -----

        Cash and cash equivalents, beginning of
        period                                                       22,207                      809                        0
        Cash and cash equivalents, end of period                     $4,278                     $715                   $4,278



                       PRE-SETTLEMENT FUNDING CORPORATION
                          (A Development Stage Company)
                     NOTES TO UNAUDITED CONDENSED STATEMENTS


         NOTE A-SUMMARY OF ACCOUNTING POLICIES


         In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results from operations for the period ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year December 31, 2001. The unaudited condensed financial statements should be read in conjunction with the December 31, 2000 financial statements and footnotes thereto included in the registration statement.



         NOTE B- BASIS OF PRESENTATION

         Pre-Settlement Funding Corporation ("Company") was formed on October 14, 1999 under the laws of the State of Delaware. The Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and is seeking to provide financing to plaintiffs who are involved in personal injury claims. From its inception through the date of these financial statements the Company has recognized no revenues and has incurred significant operating expenses.


         NOTE C-ISSUANCE OF STOCK


         In January 2001, the Company issued 5,000,000 shares of the Company's common stock to the Company's Founders in exchange for services provided to the Company from its inception. The Company valued the shares issued at $.001 per share, which approximated the fair value of the services rendered. The compensation costs of $5,000 were charged to income during the period ended June 30, 2001.








         In January, 2001, the Company issued 90,000 shares of the Company's common stock to consultants in exchange for services provided to the Company. The Company valued the shares issued at $ .50 per share, which approximated the fair value of the shares issued during the period the services were completed and rendered. The compensation costs of $ 45,000 were charged to income during the period ended June 30, 2001.

         In January, 2001, the Company issued 20,000 options to purchase the Company's common stock to a key vendor. The exercise price of the options is $.50 per share and expire in December, 2003. The options issued were valued at $0 which approximated the fair value of the options issued and, accordingly, no compensation cost was charged to income during the period ended June 30, 2001.

                  No dealer, salesperson or other person has been authorized to give information or make any representation in connection with this offering other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by Pre-Settlement Funding, the Underwriter or the Selling Shareholders. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy such securities by any person in any jurisdiction in which such offer or solicitation is not authorized, or would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date of this Prospectus.

         Dealer Prospectus Delivery Obligation

                  Until ____, 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses of this offering, all of which will be paid by Registrant, are as follows:


Registration Fees...................................................$1,988
Printing Costs......................................................$2,500
Legal Fees and Expenses.............................................$75,000
Accounting Fees.....................................................$25,000
Federal Taxes.......................................................$ ---
Transfer Agent and Registrar's Fees and Expenses....................$860
State Taxes and Fees................................................$5,000
Underwriter's Due Diligence and Consulting Fees                     $2,500
Miscellaneous Expenses..............................................$ ---....
                                                                     --------
                                                              Total  $112,848

         ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         The Registrant has sold and issued the following securities since its inception:

         1. On January 2, 2001, the Registrant issued an aggregate of 3,000,000 shares and 1,500,000 options exercisable at various strike prices as discussed in the Prospectus which is a part of this Registration Statement to Joel Sens, the Registrant's Secretary and Treasurer, and a Director, in consideration for $3,010.

         2. On January 2, 2001, the Registrant issued an aggregate of 2,000,000 shares and 1,500,000 options exercisable at various strike prices as discussed in the Prospectus which is a part of this Registration Statement to Darryl Reed, the President and CEO and a Director of the Registrant, in consideration for $2,010.

         3. On various dates between March 17, 2000 and January 11, 2001, the Registrant issued 10% convertible notes to the following persons, each of which is a friend or acquaintance of Messrs. Reed and
              Sens:

                             Name                                        Amount
             Ben Ayele                                                  $14,000
             Jason Apolenis                                              $5,000
             Matthew K. Clark                                            $5,000
             Todd Callaway                                               $5,000
             Joy E. McKinney                                             $5,000
             Kevin Krushinski                                            $5,000
             Abdullah Al-Dousari                                         $5,000
             Maha Al-Faran                                               $5,000
             Rober Amireh                                                $5,000
             Hiyam R. Amireh                                             $5,000
             Gutjahar & Montagut P.C.                                    $5,000
             Tarik Mohammed Abdalla                                      $5,000
             Charles J. Apolenis                                         $5,000
             Susan A. Paoletti                                           $8,000
             Alice Clark                                                 $5,000
             Laura M. Bateman                                            $5,000
             Peter J. Kinsella                                          $20,000
             Lawrence McKay                                              $5,000
             Michael Livesay                                             $7,000
             Ronald E. Alexander                                         $5,000
             Joshua Brannon                                             $10,000


         Each note allowed the holder of the note to convert, at any time commencing on his respective conversion date and ending thirty days after such conversion date, the principal amount of each note to one common share of the Registrant for each $0.50 of principal. All of these 10% convertible notes have been converted prior to the date of the filing of this Registration Statement.


         4. Twenty thousand (20,000) options to purchase common shares at an exercise price of $.50 per share were issued to Chukwuemeka A. Njoku pursuant to a Consulting Agreement dated January 8, 2001. Pursuant to this agreement, 10,000 of the options were issued and vested as of the date of the agreement and 10,000 were issued and will vest 12 months from the effective date of Pre-Settlement Funding's Registration Statement. The fair value of the options was set at $0.


         5. Twenty thousand (20,000) shares were issued to James Graham pursuant to a Letter Agreement for Consulting Services dated August 31, 2000 between Pre-Settlement Funding and Graham Design, LLC. The fair value of the services performed was set at $10,000.

         6. Twenty thousand (20,000) shares were issued to John Sutherland pursuant to a Letter Agreement for Consulting Services dated June 13, 2000 between Pre-Settlement Funding and Baker Technology, LLC. The fair value of the services performed was set at $10,000.

                  The issuances of the forementioned securities were made in reliance upon an exemption from the registration provisions of the Securities Act of 1933 (the "Securities Act") afforded by Rule 504 of Regulation D thereof, as transactions not involving a public offering. The purchasers of the securities described above acquired them for their own account and not with a view to any distribution thereof to the public.

         7. Fifty thousand (50,000) shares were issued to Typhoon Capital Consultants, LLC pursuant to an amended letter agreement dated March 15, 2001. Typhoon Capital Consultants, LLC was also granted 1,500,000 options to purchase shares at an exercise price of $1.00 per share. The 50,000 shares of common stock issued were a retainer payment for professional services. Pre-Settlement Funding estimates the fair value of the retainer at $25,000.

                  The issuances of the forementioned securities were made in reliance upon an exemption from the registration provisions of the Securities Act afforded by Section 4(2) thereof, as transactions not involving a public offering. The purchaser of the securities described above acquired them for its own account and not with a view to any distribution thereof to the public.



         ITEM 27.  EXHIBITS

         All references are to the Registrant's registration statement on Form SB-2 as filed with the SEC on March 9, 2001, File No. 333-56848 (the "Registration Statement").


     (1) Form of Amended Underwriting and Selling Agreement between Pre-Settlement Funding and Three Arrows Capital Corp. is incorporated by reference to Pre-Effective Amendment No. 2 to the Registration
          Statement filed with the SEC on August 27, 2001 ("Pre-Effective Amendment No. 2").



     (3) (i) Amended and Restated Certificate of Incorporation is incorporated by reference to the Registration Statement.

     (3) (ii) Amended and Restated Bylaws is incorporated by reference to the Registration Statement.

     (4)  (i)  Amended  Form  of  Subscription   Agreement  is  incorporated  by
          reference to Post-Effective Amendment No. 1.

     (4) (ii) Form of 10% Convertible Note is incorporated by reference to the Registration Statement.

     (4) (iii) Form of Registration Agreement relating to the 10% Convertible Notes is incorporated by reference to the Registration Statement.

     (4) (iv) Subscription Agreement dated October 26, 2000 by and between Pre-Settlement Funding Corporation and Joel P. Sens is incorporated by reference to the Registration Statement.

     (4) (v) Subscription Agreement dated October 26, 2000 by and between Pre-Settlement Funding Corporation and Darryl Reed is incorporated by reference to the Registration Statement.

     (4) (vi) Form of Common Stock Purchase Option relating to Exhibits 4 (iv) and 4 (v) is incorporated by reference to the Registration Statement.


     (4) (vii) Form of Amended Escrow Agreement by and between Pre-Settlement Funding Corporation, Three Arrows Capital Corp. and The Business Bank, is incorporated by reference to Pre-Effective Amendment No. 2.



     (5)  Form of Opinion of Sullivan & Worcester LLP is filed herein.

     (9)  Stockholder Agreement by and among Pre-Settlement Funding Corporation,
          Joel  P.  Sens  and  Darryl  W.  Reed,   dated  October  26,  2000  is
          incorporated by reference to the Registration Statement.

     (10) (i) Form of Purchase and Security Agreement is incorporated by reference to the Registration Statement.

     (10) (ii) Employment Agreement between Pre-Settlement Funding Corporation and Darryl Reed dated October 1, 2000 is incorporated by reference to the Registration Statement.

     (10) (iii) Employment Agreement between Pre-Settlement Funding Corporation and Joel Sens dated October 1, 2000 is incorporated by reference to the Registration Statement.

     (10) (iv) Form of Amended Letter Agreement dated March 15, 2001 confirming the terms and conditions for the rendering of consulting services by Typhoon Capital Consultants, LLC to Pre-Settlement Funding Corporation is incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement filed with the SEC on July 6, 2001 ("Pre-Effective Amendment No. 1").

     (10) (v)  Form of  Consultant  Agreement  dated  January  8,  2001  between
          Pre-Settlement   Funding  Corporation  and  Chukwuemeka  A.  Njoku  is
          incorporated by reference to Pre-Effective Amendment No. 1.

     (10) (vi) Letter Agreement for consulting services dated August 31, 2000 between Pre-Settlement Funding Corporation and Graham Design, LLC is incorporated by reference to the Registration Statement.

     (10) (vii) Letter Agreement for consulting services dated June 13, 2000 between Pre-Settlement Funding Corporation and Baker Technology, LLC is incorporated by reference to the Registration Statement.

     (23) (i) Consent of Sullivan & Worcester LLP to be filed by Amendment.


     (23) (ii)   Consent  of   Stefanou  &   Company,   LLP  is  filed   herein.





         ITEM 28. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         1. To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

     (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         2. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

         3. To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         4. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         6. That, for purposes of determining any liability under the Securities Act, the information omitted from the form of
              Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly authorized this amended Registration Statement to be signed on its behalf by the undersigned, in the State of Virginia, on October 31, 2001.


                                    PRE-SETTLEMENT FUNDING CORPORATION

                                    By:/s/Darryl Reed
                                       -----------------------
                                    Darryl Reed
                                    President and Chief Executive Officer


                  In accordance with the requirements of the Securities Act of 1933, this amended Registration Statement was signed by the following persons in the capacities and on the dates stated:

        /s/Joel Sens                             Secretary and Treasurer; Director      October 31, 2001
        ---------------------------                                                      ========  ==

        Joel Sens


        /s/Kenneth Brochin                       Director                               October 31, 2001
        ---------------------------                                                      ========  ==

        Kenneth Brochin


        /s/Jeffrey Sens                          Director                               October 31, 2001
        ---------------------------                                                      ========  ==

        Jeffrey Sens


        /s/Darryl Reed                           Director                               October 31, 2001
        ---------------------------                                                      ========  ==

        Darryl Reed


     --------

     1 National Safety Council Injury Facts book, 1999 Edition, pages 4, 6-7, published by the National Safety Council, 1121 Spring Lake Drive, Itasca, Illinois 60143 (National Safety Council) - http:\\www.nsc.org.


     2 According to the National Center for State Courts, two-thirds of general civil cases disposed of by a bench or jury in 1996 (65.7 percent) involved tort claims, primarily automobile liability, premises liability, and medical malpractice claims. B. Ostrom & N. Kauder, Examining the Work of State Courts, 1999-2000: A National Perspective from the Court Statistics Project (National Center for State Courts 2000) page 30.


     3    Ibid., page 29.